EXHIBIT 99.1

Earnings Release & Supplemental Information — Unaudited
September 30, 2015

OVERVIEW:	Section I	INVESTING ACTIVITY:	Section IV
Earnings Release	i-x	Investment Activity	21
Summary Description	1	Construction, Redevelopment, Wholesale Data Center and Land	22
Equity Research Coverage	2	Summary of Construction Projects	23
Selected Financial Summary Data	3	Summary of Redevelopment Projects	24
Selected Consolidated Portfolio Data	4	Office Property Construction and Redevelopment Placed in Service	25
		Summary of Land Owned/Controlled	26
FINANCIAL STATEMENTS:	Section II
Quarterly Consolidated Balance Sheets	5	CAPITALIZATION:	Section V
Consolidated Statements of Operations	6-7	Quarterly Equity Analysis	27
Consolidated Statements of FFO	8-9	Debt Analysis	28-29
Consolidated Reconciliations of AFFO	10	Debt Maturity Schedule	30
		Consolidated Joint Ventures	31
PORTFOLIO INFORMATION:	Section III
Consolidated Office Properties by Region	11	RECONCILIATIONS & DEFINITIONS:	Section VI
NOI from Real Estate Operations and Occupancy by Property Grouping	12	Supplementary Reconciliations of Non-GAAP Measures	32-34
Real Estate Revenues & NOI from Real Estate Operations by Segment	13	Definitions	35-40
Same Office Properties Average Occupancy Rates by Region	14
Same Office Property Real Estate Revenues & NOI by Region	15
Leasing - Total Office Portfolio	16-17
Lease Expiration Analysis	18-19
Top 20 Office Tenants	20

Please refer to the section entitled “Definitions” for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Stephanie Krewson-Kelly	Michelle Layne
	VP, Investor Relations	Investor Relations Specialist
	443-285-5453	443-285-5452
	stephanie.kelly@copt.com	michelle.layne@copt.com

COPT REPORTS THIRD QUARTER 2015 RESULTS

COLUMBIA, MD October 29, 2015 - Corporate Office Properties Trust (“COPT” or the “Company”) (NYSE: OFC) announced financial and operating results for the third quarter ended September 30, 2015.

“Since our last call, our continued execution on allocating capital to grow our Strategic Niche and upgrade our Regional Office portfolio passed important milestones,” stated Roger A. Waesche, Jr., COPT’s President & Chief Executive Officer. “We placed 447,000 square feet of developments that are 93.5% leased into service, bringing our year-to-date total to 1.1 million square feet and 97% leased. We sold One Dulles Tower for $84 million earlier this week, increasing total dispositions this year to $130 million, and our portfolio is positioned to achieve 3% same office growth in 2016.”

Results:
Diluted funds from operations per share (“FFOPS”), as adjusted for comparability, was $0.52 for the quarter ended September 30, 2015 as compared to $0.48 reported for the third quarter of 2014.

Per NAREIT’s definition, FFOPS for the third quarter of 2015 was $1.32 versus $0.49 reported in the third quarter of 2014.

Diluted earnings per share (“EPS”) was $0.91 for the quarter ended September 30, 2015 as compared to $0.22 in the third quarter of 2014. Please refer to the reconciliation tables that appear later in this press release.

Operating Performance:
Portfolio Summary - At September 30, 2015, the Company’s operating portfolio of 183 office properties totaled 18.8 million square feet that were 91.6% occupied and 92.3% leased.

Same Office Performance - The Company’s same office portfolio for the quarter ended September 30, 2015 consisted of 147 properties encompassing 14.6 million square feet, or 83% of the core portfolio. The Company’s same office portfolio occupancy was 90.3% occupied and, at September 30, 2015, was 91.2% leased. For the third quarter ended September 30, 2015, the Company’s same office property cash NOI, which excludes gross lease termination fees and rent from tenant-funded landlord assets, increased 1.4% as compared to the third quarter of 2014.

Office Leasing - COPT completed a total of 751,000 square feet of leasing in the quarter ended September 30, 2015 and achieved a 59% renewal rate on the 561,000 square feet of leases that expired in the quarter.

In the quarter, lease terms on renewals averaged 4.8 years; for development and other new leases they averaged 10.0 and 5.4 years, respectively.

i

For the quarter, total rent on renewed space increased 2.1% on a GAAP basis; on a cash basis, renewal rates declined 4.1% compared to the expiring rents.

Investment Activity:
Development/Construction - For the nine months ended September 30, 2015, the Company placed in service 1.1 million square feet of developed and redeveloped properties that were 97% leased. At September 30, 2015, the Company had properties totaling 1.0 million square feet under construction for a total projected cost of $233.5 million, of which $105.6 million had been invested. These projects were 62% pre-leased at September 30, 2015. As of the same date, COPT had properties totaling 156,000 square feet under redevelopment representing a total projected cost of $38.7 million, of which $19.0 million had been invested.

Acquisitions - During the quarter, the Company acquired 100 Light Street, a 37-story office building containing 548,000 rentable square feet and 30 Light Street, the adjacent 560-space structured parking garage that contains 10,000 square feet of retail space, in downtown Baltimore for $121.2 million.

Dispositions - During the quarter, the Company completed the following:

•	Disposed of 1550 Westbranch Drive, a 152,000 rentable square foot building in McLean, Virginia, for $27.8 million. The building is 100% leased to The MITRE Corporation until October 2016.

•
Announced that the ownership of two operating properties, 15000 & 15010 Conference Center Drive in Northern Virginia, were transferred to the lender. As a result of this transfer, COPT removed $150 million of non-recourse secured indebtedness from its balance sheet. The Company also recognized an $86 million non-cash accounting gain on the extinguishment of debt in the third quarter.

Balance Sheet and Capital Transactions:
As of September 30, 2015, the Company’s debt to adjusted book ratio was 43.5%, its adjusted debt to in-place adjusted EBITDA ratio was 6.7x and its adjusted EBITDA fixed charge coverage ratio was 2.9x. The Company’s weighted average interest rate was 4.1% for the quarter ended September 30, 2015 and 90% of the Company’s debt was subject to fixed interest rates, including the effect of interest rate swaps.

2015 FFO Guidance:
Management is narrowing its previously issued guidance ranges for full year and fourth quarter FFOPS, as adjusted for comparability, to $2.00-$2.02 and $0.51-$0.53, respectively. Reconciliations of projected diluted EPS to projected FFOPS are provided as follows:

	Three Months Ending		Year Ending
	December 31, 2015		December 31, 2015
	Low	High	Low	High
EPS	$0.52	$0.54	$1.67	$1.69
Gains on sales of operating properties	(0.42)	(0.42)	(0.42)	(0.42)
Real estate depreciation and amortization	0.40	0.40	1.46	1.46
Impairment losses on previously depreciated properties	—	—	0.03	0.03
FFOPS, NAREIT definition	0.50	0.52	2.74	2.76
Operating property acquisition costs	—	—	0.04	0.04
Demolition costs on redevelopment properties	0.01	0.01	0.03	0.03
NOI from properties transferred (a)	—	—	(0.01)	(0.01)
Interest expense on loan secured by the properties transferred (a)	—	—	0.11	0.11
Gains on sales of undepreciated properties	—	—	(0.04)	(0.04)
Net gains on early extinguishment of debt (b)	—	—	(0.87)	(0.87)
FFOPS, as adjusted for comparability	$0.51	$0.53	$2.00	$2.02

a.
In the third quarter, the Company transferred two operating properties in satisfaction of non-recourse secured indebtedness. These amounts represent the Company's net operating income generated by these assets and interest expense (accrued at the default rate) in 2015 through the August 28, 2015 transfer date.

b.	Represents debt and accrued interest in excess of the book value of the assets conveyed.

Associated Supplemental Presentation:
The Company has posted a slide presentation to accompany management’s prepared remarks for its third quarter conference call, the details of which are provided below. You may access the slide presentation on the ‘Investors’ section of the website (www.copt.com). Please have the slides available to review during management’s comments.

3Q 2015 Conference Call Information:
Conference Call Date:        Thursday, October 29, 2015

Time:                  12:00 p.m. Eastern Time

Telephone Number: (within the U.S.)     888-679-8034

Telephone Number:    (outside the U.S.)    617-213-4847

Passcode:                  82881355

Please use the following link to pre-register and view important information about this conference call. Pre-registering is not mandatory but is recommended as it will provide you immediate entry into the call and will facilitate the timely start of the conference. Pre-registration only takes a few moments and you may pre-register at anytime, including up to and after the call start time. To pre-register, please click on the below link:
https://www.theconferencingservice.com/prereg/key.process?key=PBQFR9DVG

You may also pre-register in the Investors section of the Company’s website at www.copt.com. Alternatively, you may be placed into the call by an operator by calling the number provided above at least 5 to 10 minutes before the start of the call.

Replay Information
A replay of this call will be available beginning Thursday, October 29 at 4:00 p.m. Eastern Time through Thursday, November 12 at midnight Eastern Time. To access the replay within the United States, please call 888-286-8010 and use passcode 93348081. To access the replay outside the United States, please call 617-801-6888 and use passcode 93348081.

The conference call will also be available via live webcast in the Investor Relations section of the Company’s website at www.copt.com. A replay of the conference calls will be immediately available via webcast in the Investor Relations section of the Company’s website.

Definitions:
For definitions of certain terms used in this press release, please refer to the information furnished in our Supplemental Information Package filed as a Form 8-K which can be found on our website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

Company Information
COPT is an office REIT that focuses primarily on serving the specialized requirements of U.S. Government agencies and defense contractors, most of which are engaged in defense information technology and national security-related activities. As of September 30, 2015, COPT derived 71% of its annualized revenue from its strategic tenant niche properties and 23% from its regional office properties. The Company generally acquires, develops, manages and leases office and data center properties concentrated in large office parks primarily located near knowledge-based government demand drivers and/or in targeted markets or submarkets in the Greater Washington, DC/Baltimore region. As of September 30, 2015, the Company’s consolidated portfolio consisted of 183 office properties totaling 18.8 million rentable square feet. COPT is an S&P MidCap 400 company.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

*
general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values;

*	adverse changes in the real estate markets including, among other things, increased competition with other companies;

*
governmental actions and initiatives, including risks associated with the impact of a prolonged government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases, and/or a curtailment of demand for additional space by the Company's strategic customers;

*	the Company’s ability to borrow on favorable terms;

*
risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

*
risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

*
changes in the Company’s plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of significant impairment losses;

*	the Company’s ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships;

*	the Company's ability to achieve projected results;

*	the dilutive effects of issuing additional common shares; and

*	environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements. For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

v

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues
Real estate revenues	$133,686	$118,276	$384,587	$359,112
Construction contract and other service revenues	17,058	34,739	97,554	80,390
Total revenues	150,744	153,015	482,141	439,502
Expenses
Property operating expenses	48,897	43,056	145,996	136,600
Depreciation and amortization associated with real estate operations	38,403	30,237	103,788	104,728
Construction contract and other service expenses	16,132	33,593	94,923	75,353
Impairment losses	2,307	66	3,545	1,368
General and administrative expenses	5,783	5,662	17,917	17,635
Leasing expenses	1,656	1,549	4,947	5,247
Business development expenses and land carry costs	5,573	1,430	10,986	4,107
Total operating expenses	118,751	115,593	382,102	345,038
Operating income	31,993	37,422	100,039	94,464
Interest expense	(24,121)	(24,802)	(66,727)	(69,107)
Interest and other income	692	1,191	3,217	3,775
Gain (loss) on early extinguishment of debt	85,745	(176)	85,677	(446)
Income from continuing operations before equity in income of unconsolidated entities and income taxes	94,309	13,635	122,206	28,686
Equity in income of unconsolidated entities	18	193	52	206
Income tax expense	(48)	(101)	(153)	(257)
Income from continuing operations	94,279	13,727	122,105	28,635
Discontinued operations	—	191	156	4
Income before gain on sales of real estate	94,279	13,918	122,261	28,639
Gain on sales of real estate, net of income taxes	15	10,630	4,000	10,630
Net income	94,294	24,548	126,261	39,269
Net income attributable to noncontrolling interests
Common units in the Operating Partnership (“OP”)	(3,357)	(768)	(4,231)	(942)
Preferred units in the OP	(165)	(165)	(495)	(495)
Other consolidated entities	(972)	(895)	(2,599)	(2,481)
Net income attributable to COPT	89,800	22,720	118,936	35,351
Preferred share dividends	(3,552)	(3,553)	(10,657)	(12,387)
Issuance costs associated with redeemed preferred shares	—	—	—	(1,769)
Net income attributable to COPT common shareholders	$86,248	$19,167	$108,279	$21,195
Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net income attributable to common shareholders	$86,248	$19,167	$108,279	$21,195
Dividends on dilutive convertible preferred shares	372	—	—	—
Common units in the OP	—	—	4,231	—
Amount allocable to share-based compensation awards	(369)	(103)	(475)	(332)
Numerator for diluted EPS	$86,251	$19,064	$112,035	$20,863
Denominator:
Weighted average common shares - basic	94,153	87,290	93,830	87,196
Dilutive convertible preferred shares	434	—	—	—
Common units in the OP	—	—	3,697	—
Dilutive effect of share-based compensation awards	21	195	82	169
Weighted average common shares - diluted	94,608	87,485	97,609	87,365
Diluted EPS	$0.91	$0.22	$1.15	$0.24

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
Net income	$94,294	$24,548	$126,261	$39,269
Real estate-related depreciation and amortization	38,403	30,237	103,788	104,728
Impairment losses on previously depreciated operating properties	2,307	(7)	3,779	1,322
Gain on sales of previously depreciated operating properties	(15)	(5,123)	(15)	(5,119)
Funds from operations (“FFO”)	134,989	49,655	233,813	140,200
Noncontrolling interests - preferred units in the OP	(165)	(165)	(495)	(495)
FFO allocable to other noncontrolling interests	(1,027)	(830)	(2,769)	(2,349)
Preferred share dividends	(3,552)	(3,553)	(10,657)	(12,387)
Issuance costs associated with redeemed preferred shares	—	—	—	(1,769)
Basic and diluted FFO allocable to share-based compensation awards	(541)	(191)	(926)	(542)
Basic FFO available to common share and common unit holders (“Basic FFO”)	129,704	44,916	218,966	122,658
Dividends on dilutive convertible preferred shares	372	—	—	—
Distributions on dilutive preferred units in the OP	165	—	—	—
Diluted FFO available to common share and common unit holders (“Diluted FFO”)	130,241	44,916	218,966	122,658
Operating property acquisition costs	2,695	—	4,102	—
Gain on sales of non-operating properties	—	(5,535)	(3,985)	(5,535)
Impairment losses on other properties	—	49	—	49
(Gain) loss on early extinguishment of debt	(85,745)	176	(86,057)	562
Issuance costs associated with redeemed preferred shares	—	—	—	1,769
Add: Negative FFO of properties conveyed to extinguish debt in default (1)	2,766	3,806	10,456	7,435
Demolition costs on redevelopment properties	930	—	1,171	—
Diluted FFO comparability adjustments allocable to share-based compensation awards	334	7	313	(19)
Dividends and distributions on antidilutive preferred securities (2)	(537)	—	—	—
Diluted FFO available to common share and common unit holders, as adjusted for comparability	50,684	43,419	144,966	126,919
Straight line rent adjustments	(5,706)	(456)	(10,765)	(1,441)
Straight line rent adjustments - properties in default conveyed	(19)	(96)	(115)	(95)
Amortization of intangibles included in net operating income	474	206	1,063	647
Share-based compensation, net of amounts capitalized	1,739	1,507	4,949	4,563
Amortization of deferred financing costs	1,203	1,357	3,339	3,646
Amortization of deferred financing costs - properties in default conveyed	—	(306)	—	(333)
Amortization of net debt discounts, net of amounts capitalized	321	259	849	659
Amortization of settled debt hedges	—	16	—	46
Recurring capital expenditures	(12,126)	(16,929)	(29,180)	(41,566)
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$36,570	$28,977	$115,106	$93,045
Diluted FFO per share	$1.32	$0.49	$2.24	$1.34
Diluted FFO per share, as adjusted for comparability	$0.52	$0.48	$1.49	$1.39
Dividends/distributions per common share/unit	$0.275	$0.275	$0.825	$0.825

(1) Interest expense exceeded net operating income from these properties by the amounts in the statement.
(2) These securities were dilutive for Diluted FFO purposes but antidilutive for Diluted FFO as adjusted for comparability purposes.

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	September 30, 2015	December 31, 2014
Balance Sheet Data
Properties, net of accumulated depreciation	$3,347,600	$3,296,914
Total assets	3,918,473	3,670,257
Debt, net	2,121,240	1,920,057
Total liabilities	2,318,958	2,130,956
Redeemable noncontrolling interest	19,608	18,417
Equity	1,579,907	1,520,884
Debt to adjusted book	43.5%	39.7%
Debt to total market capitalization	48.3%	39.3%

Core Portfolio Data (as of period end) (1)
Number of operating properties	164	173
Total net rentable square feet owned (in thousands)	17,515	16,790
Occupancy %	91.3%	90.9%
Leased %	92.1%	92.4%

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2015		2014		2015		2014
Payout ratios
Diluted FFO	21.2%		56.0%		37.0%		61.6%
Diluted FFO, as adjusted for comparability	53.3%		58.0%		55.9%		59.5%
Diluted AFFO	73.9%		86.9%		70.4%		81.2%
Adjusted EBITDA interest coverage ratio	3.9	x	3.6	x	4.2	x	3.6	x
Adjusted EBITDA fixed charge coverage ratio	2.9	x	2.7	x	3.0	x	2.6	x
Adjusted debt to in-place adjusted EBITDA ratio (2)	6.7	x	6.7	x	N/A		N/A

Reconciliation of denominators for per share measures
Denominator for diluted EPS	94,608		87,485		97,609		87,365
Weighted average common units	3,679		3,876		—		3,915
Dilutive noncontrolling interests - preferred units in the OP	176		—		—		—
Denominator for diluted FFO per share	98,463		91,361		97,609		91,280
Antidilutive preferred securities for dilutive FFO, as adj. for comparability	(610)		—		—		—
Denominator for diluted FFO per share, as adj. for comparability	97,853		91,361		97,609		91,280

Reconciliation of FFO to FFO, as adjusted for comparability
FFO, per NAREIT	$134,989		$49,655		$233,813		$140,200
Gain on sales of non-operating properties	—		(5,535)		(3,985)		(5,535)
Impairment losses on non-operating properties, net of associated tax	—		49		—		49
Operating property acquisition costs	2,695		—		4,102		—
(Gain) loss on early extinguishment of debt, continuing and discontinued operations	(85,745)		176		(86,057)		562
Issuance costs associated with redeemed preferred shares	—		—		—		1,769
Add: Negative FFO of properties conveyed to extinguish debt in default	2,766		3,806		10,456		7,435
Demolition costs on redevelopment properties	930		—		1,171		—
FFO, as adjusted for comparability	$55,635		$48,151		$159,500		$144,480

(1)	Represents operating properties held for long-term investment.

(2)	Represents debt as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
Reconciliation of common share dividends to dividends and distributions for payout ratios
Common share dividends	$26,000	$24,112	$78,000	$72,306
Common unit distributions	1,011	1,062	3,035	3,215
Dividends and distributions on dilutive preferred securities	537	—	—	—
Dividends and distributions for diluted FFO payout ratio	27,548	25,174	81,035	75,521
Dividends and distributions on antidilutive preferred securities (1)	(537)	—	—	—
Dividends and distributions for other payout ratios	$27,011	$25,174	$81,035	$75,521

Reconciliation of GAAP net income to adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”) and in-place adjusted EBITDA
Net income	$94,294	$24,548	$126,261	$39,269
Interest expense on continuing operations	24,121	24,802	66,727	69,107
Income tax expense	48	101	153	257
Real estate-related depreciation and amortization	38,403	30,237	103,788	104,728
Depreciation of furniture, fixtures and equipment	590	543	1,609	1,891
Impairment losses	2,307	42	3,779	1,371
(Gain) loss on early extinguishment of debt on continuing and discontinued operations	(85,745)	176	(86,057)	562
Gain on sales of operating properties	(15)	(5,123)	(15)	(5,119)
Gain on sales of non-operational properties	—	(5,535)	(3,985)	(5,535)
Net loss on investments in unconsolidated entities included in interest and other income	98	63	121	365
Operating property acquisition costs	2,695	—	4,102	—
EBITDA of properties conveyed to extinguish debt in default	(15)	(732)	(768)	(1,263)
Demolition costs on redevelopment properties	930	—	1,171	—
Adjusted EBITDA	$77,711	$69,122	$216,886	$205,633
Proforma net operating income adjustment for mid-period property changes	1,309	(12)
In-place adjusted EBITDA	$79,020	$69,110

Reconciliation of interest expense to the denominators for interest coverage-Adjusted EBITDA and fixed charge coverage-Adjusted EBITDA
Interest expense	$24,121	$24,802	$66,727	$69,107
Less: Amortization of deferred financing costs	(1,203)	(1,357)	(3,339)	(3,646)
Less: Amortization of net debt discount, net of amounts capitalized	(321)	(259)	(849)	(659)
Less: Interest expense on debt in default extinguished via conveyance of properties	(2,781)	(4,231)	(11,224)	(8,364)
Denominator for interest coverage-Adjusted EBITDA	19,816	18,955	51,315	56,438
Scheduled principal amortization	1,692	1,477	5,011	4,914
Capitalized interest	1,559	1,314	5,641	4,325
Preferred share dividends	3,552	3,553	10,657	12,387
Preferred unit distributions	165	165	495	495
Denominator for fixed charge coverage-Adjusted EBITDA	$26,784	$25,464	$73,119	$78,559

(1) These securities were dilutive for Diluted FFO purposes but antidilutive for Diluted FFO as adjusted for comparability purposes.

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
Reconciliations of tenant improvements and incentives, capital improvements and leasing costs for operating properties to recurring capital expenditures
Tenant improvements and incentives on operating properties	$6,374	$11,581	$17,408	$22,412
Building improvements on operating properties	4,223	8,119	11,969	18,458
Leasing costs for operating properties	2,547	2,877	4,986	7,195
Less: Nonrecurring tenant improvements and incentives on operating properties	205	(1,454)	(1,045)	(987)
Less: Nonrecurring building improvements on operating properties	(1,155)	(4,182)	(3,328)	(5,269)
Less: Nonrecurring leasing costs for operating properties	(68)	(12)	(810)	(243)
Recurring capital expenditures	$12,126	$16,929	$29,180	$41,566

Same office property cash NOI	$64,603	$63,706	$187,329	$187,098
Straight line rent adjustments	937	1,349	$3,269	$1,454
Add: Amortization of deferred market rental revenue	16	(15)	70	(73)
Less: Amortization of below-market cost arrangements	(256)	(288)	(751)	(866)
Add: Lease termination fee, gross	185	272	1,950	877
Add: Cash NOI on tenant-funded landlord assets	390	41	390	4,154
Same office property NOI	$65,875	$65,065	$192,257	$192,644

	September 30, 2015	December 31, 2014
Reconciliation of total assets to adjusted book
Total assets	$3,918,473	$3,670,257
Accumulated depreciation	675,747	703,083
Accumulated depreciation included in assets held for sale	65,872	—
Accumulated amortization of real estate intangibles and deferred leasing costs	189,571	214,611
Accumulated amortization of real estate intangibles and deferred leasing costs included in assets held for sale	26,260	—
Less: Adjusted book associated with properties conveyed to extinguish debt in default	—	(131,118)
Adjusted book	$4,875,923	$4,456,833

Reconciliation of debt to adjusted debt
Debt, net	$2,121,240	$1,920,057
Less: Debt in default extinguished via conveyance of properties	—	(150,000)
Numerator for debt to adjusted book ratio	2,121,240	1,770,057
Less: Cash and cash equivalents	(3,840)	(6,077)
Adjusted debt	$2,117,400	$1,763,980

x

Corporate Office Properties Trust
Summary Description

The Company: Corporate Office Properties Trust (the “Company” or “COPT”) is a self-managed office real estate investment trust (“REIT”). COPT is listed on the New York Stock Exchange under the symbol “OFC” and is a S&P MidCap 400 Company. As of September 30, 2015, COPT derived 71% of its portfolio annualized revenue from its strategic tenant niche properties and 23% from its regional office properties. COPT’s strategic tenant niche properties are those held for long-term investment that are either located near defense installations and other knowledge-based government demand drivers, or otherwise occupied primarily by U.S. Government agencies and their contractors. COPT’s regional office properties are those held for long-term investment predominantly in the Greater Washington, DC/Baltimore region, excluding Strategic Tenant Niche Properties. As of September 30, 2015, COPT’s core portfolio of 164 office properties encompassed 17.5 million square feet and was 92.1% leased. As of the same date, COPT also owned one wholesale data center with a critical load of 19.25 megawatts in operations, of which 17.8 were leased to tenants with further expansion rights of up to a combined 18.9 megawatts.

Corporate Strategy: COPT’s customer strategy focuses on serving the specialized requirements of United States Government agencies and their contractors, most of whom are engaged in national security and information technology related activities. These tenants’ missions generally pertain more to knowledge-based activities (such as cyber security, research and development and other highly technical defense and security areas) than to force structure (troops) and weapon system production. In order to support this customer strategy, COPT focuses on owning properties located near defense installations and other knowledge-based government demand drivers. COPT also focuses on owning properties in targeted markets or submarkets in the Greater Washington, DC/Baltimore region with strong growth attributes.

Management:	Investor Relations:
Roger A. Waesche, Jr., President & CEO	Stephanie M. Krewson-Kelly, VP of IR
Stephen E. Budorick, EVP & COO	443-285-5453, stephanie.kelly@copt.com
Wayne H. Lingafelter, EVP, Development & Construction	Michelle Layne, Manager of IR
Anthony Mifsud, EVP & CFO	443-285-5452, michelle.layne@copt.com

Corporate Credit Rating: BBB- (Fitch), Baa3 (Moody’s), and BBB- (S&P); All Stable Outlook

Disclosure Statement: This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.  Important factors that may affect these expectations, estimates and projections include, but are not limited to: general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values; adverse changes in the real estate markets, including, among other things, increased competition with other companies; governmental actions and initiatives, including risks associated with the impact of a prolonged government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases and/or a curtailment of demand for additional space by our strategic customers; our ability to borrow on favorable terms; risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated; risks of investing through joint venture structures, including risks that our joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with our objectives; changes in our plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of impairment losses; our ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships; the dilutive effects of issuing additional common shares; our ability to achieve projected results; and environmental requirements.  We undertake no obligation to update or supplement any forward-looking statements.  For further information, please refer to our filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014.

Corporate Office Properties Trust
Equity Research Coverage

Firm	Senior Analyst	Phone	Email

Bank of America Merrill Lynch	Jamie Feldman	646-855-5808	james.feldman@baml.com
Capital One Securities	Chris Lucas	571-633-8151	christopher.lucas@capitalone.com
Citigroup Global Markets	Manny Korchman	212-816-1382	emmanuel.korchman@citi.com
Cowen and Company	Tom Catherwood	646-562-1382	tom.catherwood@cowen.com
Credit Suisse	Derek vanDijkum	212-325-9752	derek.vandijkum@credit-suisse.com
Evercore ISI	Steve Sakwa	212-446-9462	steve.sakwa@evercoreisi.com
Green Street Advisors	John Bejjani	949-640-8780	jbejjani@greenstreetadvisors.com
Jefferies & Co.	Jonathan Petersen	212-284-1705	jpetersen@jefferies.com
JP Morgan	Tony Paolone	212-622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Craig Mailman	917-368-2316	cmailman@key.com
Mizuho Securities USA Inc.	Richard Anderson	212-205-8445	richard.anderson@us.mizuho-sc.com
Raymond James	Bill Crow	727-567-2594	bill.crow@raymondjames.com
RBC Capital Markets	Michael Carroll	440-715-2649	michael.carroll@rbccm.com
Robert W. Baird & Co., Inc.	Dave Rodgers	216-737-7341	drodgers@rwbaird.com
Stifel, Nicolaus & Company, Inc.	John Guinee	443-224-1307	jwguinee@stifel.com
SunTrust Robinson Humphrey, Inc.	Michael Lewis	212-319-5659	michael.lewis@suntrust.com
Wells Fargo Securities	Brendan Maiorana	443-263-6516	brendan.maiorana@wachovia.com

With the exception of Green Street Advisors, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through Thomson’s First Call Corporation. Any opinions, estimates, or forecasts the above analysts make regarding COPT’s future performance are their own and do not represent the views, estimates, or forecasts of COPT’s management.

Corporate Office Properties Trust
Selected Financial Summary Data
(in thousands, except per share data)

	Three Months Ended										Nine Months Ended
SUMMARY OF RESULTS	9/30/15		6/30/15		3/31/15		12/31/14		9/30/14		9/30/15		9/30/14
Same Office Property NOI	$65,875		$64,523		$61,859		$66,129		$65,065		$192,257		$192,644
NOI from real estate operations	$84,789		$81,788		$72,024		$77,301		$75,359		$238,601		$222,611
Adjusted EBITDA	$77,711		$73,820		$65,355		$70,414		$69,122		$216,886		$205,633
Net income attributable to COPT common shareholders	$86,248		$12,228		$9,803		$1,352		$19,167		$108,279		$21,195
FFO - per NAREIT	$134,989		$52,257		$46,567		$37,345		$49,655		$233,813		$140,200
FFO - as adjusted for comparability	$55,635		$55,789		$48,076		$50,957		$48,151		$159,500		$144,480
Diluted FFO available to common share and common unit holders	$130,241		$47,265		$41,997		$32,638		$44,916		$218,966		$122,658
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$50,684		$50,783		$43,499		$46,191		$43,419		$144,966		$126,919
Diluted AFFO avail. to common share and common unit holders	$36,570		$40,812		$37,724		$40,136		$28,977		$115,106		$93,045
Per share - diluted:
EPS	$0.91		$0.13		$0.10		$0.01		$0.22		$1.15		$0.24
FFO - NAREIT	$1.32		$0.48		$0.43		$0.34		$0.49		$2.24		$1.34
FFO - as adjusted for comparability	$0.52		$0.52		$0.45		$0.49		$0.48		$1.49		$1.39
Dividend per common share	$0.275		$0.275		$0.275		$0.275		$0.275		$0.825		$0.825
Payout ratios:
Diluted FFO	21.2%		57.2%		64.3%		81.8%		56.0%		37.0%		61.6%
Diluted FFO - as adjusted for comparability	53.3%		53.2%		62.1%		57.8%		58.0%		55.9%		59.5%
Diluted AFFO	73.9%		66.2%		71.6%		66.5%		86.9%		70.4%		81.2%
Rental revenue operating margin	77.7%		77.5%		73.3%		79.0%		78.3%		76.3%		77.1%
CAPITALIZATION
Total Market Capitalization	$4,394,500		$4,649,916		$5,093,091		$4,882,468		$4,613,107
Total Equity Market Capitalization	$2,273,260		$2,519,746		$3,093,469		$2,962,411		$2,563,115
Debt, net	$2,121,240		$2,130,170		$1,999,622		$1,920,057		$2,049,992
Debt to Total Market Capitalization	48.3%		45.8%		39.3%		39.3%		44.4%
Debt to Adjusted book	43.5%		41.6%		40.3%		39.7%		42.8%
Adjusted EBITDA interest coverage ratio	3.9	x	4.6	x	4.2	x	4.0	x	3.6	x	4.2	x	3.6	x
Adjusted EBITDA debt service coverage ratio	3.6	x	4.2	x	3.8	x	3.7	x	3.4	x	3.9	x	3.4	x
Adjusted EBITDA fixed charge coverage ratio	2.9	x	3.1	x	2.9	x	2.8	x	2.7	x	3.0	x	2.6	x
Adjusted debt to in-place adjusted EBITDA ratio	6.7	x	6.5	x	6.9	x	6.3	x	6.7	x	N/A		N/A
OTHER
Revenue from early termination of leases	$159		$661		$603		$611		$239		$1,423		$1,423
Capitalized interest costs	$1,559		$1,950		$2,132		$1,740		$1,314		$5,641		$4,325

Corporate Office Properties Trust
Selected Consolidated Portfolio Data

	9/30/15	6/30/15	3/31/15	12/31/14	9/30/14
		(1)	(1)	(1)	(1)
# of Operating Office Properties
Total Portfolio	183	179	178	173	174
Core Portfolio	164	172	178	173	174
Same Office Properties	147	147	147	147	147

% Occupied
Total Portfolio	91.6%	92.0%	91.3%	90.9%	91.5%
Core Portfolio	91.3%	91.9%	91.3%	90.9%	91.5%
Same Office Properties	90.3%	90.9%	90.4%	90.5%	91.9%

% Leased
Total Portfolio	92.3%	92.9%	92.4%	92.4%	93.0%
Core Portfolio	92.1%	92.8%	92.4%	92.4%	93.0%
Same Office Properties	91.2%	91.9%	91.6%	92.1%	93.4%

Square Feet of Office Properties (in thousands)
Total Portfolio	18,825	17,987	17,706	16,790	16,863
Core Portfolio	17,515	17,403	17,706	16,790	16,863
Same Office Properties	14,609	14,609	14,609	14,609	14,609

Wholesale Data Center (in megawatts (“MWs”))
Initial Stabilization Critical Load	19.25	19.25	19.25	18	18
MWs Leased (2)	17.81	17.81	17.81	6.56	6.26
MWs Operational	19.25	12.50	9	9	9

(1)
Amounts reported exclude the effect of properties serving as collateral for debt which was in default that we extinguished via conveyance of such properties on August 28, 2015. Effective April 1, 2014, all cash flows from such properties belong to the lender.

(2)	Leased megawatts as of September 30, 2015 included 17.81 in operations, which were leased to tenants with further expansion rights of up to a combined 18.88 megawatts.

Corporate Office Properties Trust
Quarterly Consolidated Balance Sheets
(dollars in thousands)

	9/30/15	6/30/15	3/31/15	12/31/14	9/30/14
Assets
Properties, net
Operating properties, net	$2,932,843	$2,896,809	$2,888,534	$2,751,488	$2,757,207
Construction and redevelopment in progress, including land (1)	77,268	192,815	161,637	222,146	167,618
Land held (1)	337,489	329,176	327,981	323,280	346,331
Total properties, net	3,347,600	3,418,800	3,378,152	3,296,914	3,271,156
Assets held for sale	150,572	77,013	—	14,339	—
Cash and cash equivalents	3,840	37,074	4,429	6,077	40,018
Restricted cash and marketable securities	9,286	10,121	11,445	9,069	14,371
Accounts receivable, net	19,962	16,181	33,753	26,901	20,180
Deferred rent receivable, net	103,064	101,488	98,340	95,910	95,405
Intangible assets on real estate acquisitions, net	106,174	81,728	61,477	43,854	48,300
Deferred leasing and financing costs, net	64,367	67,613	65,245	64,797	65,009
Investing receivables	46,821	45,766	52,814	52,147	50,886
Prepaid expenses and other assets	66,787	55,137	71,500	60,249	74,863
Total assets	$3,918,473	$3,910,921	$3,777,155	$3,670,257	$3,680,188
Liabilities and equity
Liabilities:
Debt, net	$2,121,240	$2,130,170	$1,999,622	$1,920,057	$2,049,992
Accounts payable and accrued expenses	98,551	155,989	138,214	123,035	123,893
Rents received in advance and security deposits	34,504	27,371	31,551	31,011	33,075
Dividends and distributions payable	30,182	30,178	30,174	29,862	28,344
Deferred revenue associated with operating leases	20,113	15,179	14,697	13,031	13,420
Interest rate derivatives	5,844	3,121	4,282	1,855	2,236
Other liabilities	8,524	11,866	9,990	12,105	13,288
Total liabilities	2,318,958	2,373,874	2,228,530	2,130,956	2,264,248
Redeemable noncontrolling interest	19,608	19,414	18,895	18,417	18,436
Equity:
COPT’s shareholders’ equity:
Preferred shares at liquidation preference	199,083	199,083	199,083	199,083	199,083
Common shares	945	946	945	933	877
Additional paid-in capital	2,002,730	2,000,775	1,999,708	1,969,968	1,822,283
Cumulative distributions in excess of net income	(686,986)	(747,234)	(733,459)	(717,264)	(692,978)
Accumulated other comprehensive (loss) income	(5,823)	(3,141)	(3,947)	(1,297)	871
Total COPT’s shareholders’ equity	1,509,949	1,450,429	1,462,330	1,451,423	1,330,136
Noncontrolling interests in subsidiaries
Common units in the Operating Partnership	50,992	48,707	49,168	51,534	49,781
Preferred units in the Operating Partnership	8,800	8,800	8,800	8,800	8,800
Other consolidated entities	10,166	9,697	9,432	9,127	8,787
Total noncontrolling interests in subsidiaries	69,958	67,204	67,400	69,461	67,368
Total equity	1,579,907	1,517,633	1,529,730	1,520,884	1,397,504
Total liabilities, redeemable noncontrolling interest and equity	$3,918,473	$3,910,921	$3,777,155	$3,670,257	$3,680,188
(1) Please refer to pages 22-24 and 26 for detail.

Corporate Office Properties Trust
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended					Nine Months Ended
	9/30/15	6/30/15	3/31/15	12/31/14	9/30/14	9/30/15	9/30/14
Revenues
Rental revenue	$109,080	$105,508	$98,238	$97,822	$96,207	$312,826	$288,574
Tenant recoveries and other real estate operations revenue	24,606	22,683	24,472	22,791	22,069	71,761	70,538
Construction contract and other service revenues	17,058	42,172	38,324	26,358	34,739	97,554	80,390
Total revenues	150,744	170,363	161,034	146,971	153,015	482,141	439,502
Expenses
Property operating expenses	48,897	46,418	50,681	43,334	43,056	145,996	136,600
Depreciation and amortization associated with real estate operations	38,403	33,786	31,599	31,358	30,237	103,788	104,728
Construction contract and other service expenses	16,132	41,293	37,498	24,705	33,593	94,923	75,353
Impairment losses	2,307	1,238	—	48	66	3,545	1,368
General and administrative expenses	5,783	5,884	6,250	7,206	5,662	17,917	17,635
Leasing expenses	1,656	1,650	1,641	1,706	1,549	4,947	5,247
Business development expenses and land carry costs	5,573	2,623	2,790	1,466	1,430	10,986	4,107
Total operating expenses	118,751	132,892	130,459	109,823	115,593	382,102	345,038
Operating income	31,993	37,471	30,575	37,148	37,422	100,039	94,464
Interest expense	(24,121)	(21,768)	(20,838)	(23,286)	(24,802)	(66,727)	(69,107)
Interest and other income	692	1,242	1,283	1,148	1,191	3,217	3,775
Gain (loss) on early extinguishment of debt	85,745	(65)	(3)	(9,106)	(176)	85,677	(446)
Income from continuing operations before equity in income of unconsolidated entities and income taxes	94,309	16,880	11,017	5,904	13,635	122,206	28,686
Equity in income of unconsolidated entities	18	9	25	23	193	52	206
Income tax expense	(48)	(50)	(55)	(53)	(101)	(153)	(257)
Income from continuing operations	94,279	16,839	10,987	5,874	13,727	122,105	28,635
Discontinued operations	—	394	(238)	22	191	156	4
Income before gain on sales of real estate	94,279	17,233	10,749	5,896	13,918	122,261	28,639
Gain on sales of real estate	15	(1)	3,986	41	10,630	4,000	10,630
Net income	94,294	17,232	14,735	5,937	24,548	126,261	39,269
Net income attributable to noncontrolling interests
Common units in the Operating Partnership	(3,357)	(476)	(398)	(64)	(768)	(4,231)	(942)
Preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(495)	(495)
Other consolidated entities	(972)	(810)	(817)	(804)	(895)	(2,599)	(2,481)
Net income attributable to COPT	89,800	15,781	13,355	4,904	22,720	118,936	35,351
Preferred share dividends	(3,552)	(3,553)	(3,552)	(3,552)	(3,553)	(10,657)	(12,387)
Issuance costs associated with redeemed preferred shares	—	—	—	—	—	—	(1,769)
Net income attributable to COPT common shareholders	$86,248	$12,228	$9,803	$1,352	$19,167	$108,279	$21,195

Corporate Office Properties Trust Consolidated Statements of Operations (continued) (in thousands, except per share data)

	Three Months Ended					Nine Months Ended
	9/30/15	6/30/15	3/31/15	12/31/14	9/30/14	9/30/15	9/30/14
For diluted EPS computations:
Numerator for diluted EPS
Net income attributable to common shareholders	$86,248	$12,228	$9,803	$1,352	$19,167	$108,279	$21,195
Dividends on dilutive convertible preferred shares	372	—	—	—	—	—	—
Common units in the Operating Partnership	—	—	—	—	—	4,231	—
Amount allocable to share-based compensation awards	(369)	(113)	(122)	(100)	(103)	(475)	(332)
Numerator for diluted EPS	$86,251	$12,115	$9,681	$1,252	$19,064	$112,035	$20,863
Denominator:
Weighted average common shares - basic	94,153	94,128	93,199	90,752	87,290	93,830	87,196
Dilutive convertible preferred shares	434	—	—	—	—	—	—
Common units in the Operating Partnership	—	—	—	—	—	3,697	—
Dilutive effect of share-based compensation awards	21	35	198	196	195	82	169
Weighted average common shares - diluted	94,608	94,163	93,397	90,948	87,485	97,609	87,365
Diluted EPS	$0.91	$0.13	$0.10	$0.01	$0.22	$1.15	$0.24

Corporate Office Properties Trust
Consolidated Statements of FFO
(in thousands, except per share data)

	Three Months Ended					Nine Months Ended
	9/30/15	6/30/15	3/31/15	12/31/14	9/30/14	9/30/15	9/30/14
NOI from real estate operations (1)
Real estate revenues	$133,686	$128,195	$122,710	$120,611	$118,240	$384,591	$359,100
Real estate property operating expenses	(48,897)	(46,407)	(50,686)	(43,310)	(42,881)	(145,990)	(136,489)
NOI from real estate operations	84,789	81,788	72,024	77,301	75,359	238,601	222,611
General and administrative expenses	(5,783)	(5,884)	(6,250)	(7,206)	(5,662)	(17,917)	(17,635)
Leasing expenses	(1,656)	(1,650)	(1,641)	(1,706)	(1,549)	(4,947)	(5,247)
Business development expenses and land carry costs	(5,573)	(2,623)	(2,790)	(1,466)	(1,430)	(10,986)	(4,107)
NOI from construction contracts and other service operations	926	879	826	1,653	1,146	2,631	5,037
Impairment losses on non-operating properties	—	—	—	—	(49)	—	(49)
Equity in income of unconsolidated entities	18	9	25	23	193	52	206
Interest and other income	692	1,242	1,283	1,148	1,191	3,217	3,775
Gain (loss) on early extinguishment of debt	85,745	315	(3)	(9,106)	(176)	86,057	(562)
Gain on sales of non-operating properties	—	(1)	3,986	43	5,535	3,985	5,535
Total interest expense	(24,121)	(21,768)	(20,838)	(23,286)	(24,802)	(66,727)	(69,107)
Income tax expense	(48)	(50)	(55)	(53)	(101)	(153)	(257)
FFO - per NAREIT (1)	134,989	52,257	46,567	37,345	49,655	233,813	140,200
Preferred share dividends	(3,552)	(3,553)	(3,552)	(3,552)	(3,553)	(10,657)	(12,387)
Issuance costs associated with redeemed preferred shares	—	—	—	—	—	—	(1,769)
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(495)	(495)
FFO allocable to other noncontrolling interests	(1,027)	(1,072)	(670)	(867)	(830)	(2,769)	(2,349)
Basic and diluted FFO allocable to restricted shares	(541)	(202)	(183)	(123)	(191)	(926)	(542)
Basic FFO available to common share and common unit holders (1)	129,704	47,265	41,997	32,638	44,916	218,966	122,658
Dividends on dilutive convertible preferred shares	372	—	—	—	—	—	—
Distributions on dilutive preferred units in the Operating Partnership	165	—	—	—	—	—	—
Diluted FFO available to common share and common unit holders (1)	130,241	47,265	41,997	32,638	44,916	218,966	122,658
Operating property acquisition costs	2,695	361	1,046	—	—	4,102	—
Gain on sales of non-operating properties, net of associated income tax	—	1	(3,986)	(43)	(5,535)	(3,985)	(5,535)
Impairment losses on non-operating properties, net of associated income tax	—	—	—	—	49	—	49
(Gain) loss on early extinguishment of debt (1)	(85,745)	(315)	3	9,106	176	(86,057)	562
Issuance costs associated with redeemed preferred shares	—	—	—	—	—	—	1,769
Add: Negative FFO of properties conveyed to extinguish debt in default (2)	2,766	3,419	4,271	3,493	3,806	10,456	7,435
Demolition costs on redevelopment properties	930	66	175	—	—	1,171	—
Executive transition costs	—	—	—	1,056	—	—	—
Diluted FFO comparability adjustments allocable to restricted shares	334	(14)	(7)	(59)	7	313	(19)
Dividends and distributions on antidilutive preferred securities (3)	(537)	—	—	—	—	—	—
Diluted FFO avail. to common share and common unit holders, as adj. for comparability (1)	$50,684	$50,783	$43,499	$46,191	$43,419	$144,966	$126,919
(1) Please refer to the section entitled “Definitions” for a definition of this measure.
(2) Interest expense exceeded NOI from these properties by the amounts in the statement.
(3) These securities were dilutive for Diluted FFO purposes but antidilutive for Diluted FFO as adjusted for comparability purposes.

Corporate Office Properties Trust Consolidated Statements of FFO (continued) (in thousands, except per share data)

	Three Months Ended					Nine Months Ended
	9/30/15	6/30/15	3/31/15	12/31/14	9/30/14	9/30/15	9/30/14
Net income	$94,294	$17,232	$14,735	$5,937	$24,548	$126,261	$39,269
Real estate-related depreciation and amortization	38,403	33,786	31,599	31,358	30,237	103,788	104,728
Impairment losses (recoveries) on previously depreciated operating properties (1)(2)	2,307	1,239	233	48	(7)	3,779	1,322
Gain on sales of previously depreciated operating properties (2)	(15)	—	—	2	(5,123)	(15)	(5,119)
FFO - per NAREIT (3)	134,989	52,257	46,567	37,345	49,655	233,813	140,200
Operating property acquisition costs	2,695	361	1,046	—	—	4,102	—
Gain on sales of non-operating properties, net of associated income tax	—	1	(3,986)	(43)	(5,535)	(3,985)	(5,535)
Impairment losses on non-operating properties, net of associated income tax	—	—	—	—	49	—	49
(Gain) loss on early extinguishment of debt (2)	(85,745)	(315)	3	9,106	176	(86,057)	562
Issuance costs associated with redeemed preferred shares	—	—	—	—	—	—	1,769
Add: Negative FFO of properties conveyed to extinguish debt in default	2,766	3,419	4,271	3,493	3,806	10,456	7,435
Demolition costs on redevelopment properties	930	66	175	—	—	1,171	—
Executive transition costs	—	—	—	1,056	—	—	—
FFO - as adjusted for comparability (3)	$55,635	$55,789	$48,076	$50,957	$48,151	$159,500	$144,480

Weighted Average Shares for period ended:
Common Shares Outstanding	94,153	94,128	93,199	90,752	87,290	93,830	87,196
Dilutive effect of share-based compensation awards	21	35	198	196	195	82	169
Common Units	3,679	3,680	3,732	3,846	3,876	3,697	3,915
Dilutive convertible preferred shares (4)	434	—	—	—	—	—	—
Dilutive noncontrolling interests - preferred units in the Operating Partnership (4)	176	—	—	—	—	—	—
Denominator for diluted FFO per share	98,463	97,843	97,129	94,794	91,361	97,609	91,280
Antidilutive preferred securities for diluted FFO, as adjusted for comparability (4)	(610)	—	—	—	—	—	—
Denominator for diluted FFO per share, as adjusted for comparability	97,853	97,843	97,129	94,794	91,361	97,609	91,280
Weighted average common units	(3,679)	(3,680)	(3,732)	(3,846)	(3,876)	—	(3,915)
Dilutive convertible preferred shares	434	—	—	—	—	—	—
Denominator for diluted EPS	94,608	94,163	93,397	90,948	87,485	97,609	87,365

(1) Please see reconciliations on pages 32 through 34.
(2) Includes continuing and discontinued operations.
(3) Please refer to the section entitled “Definitions” for a definition of this measure.
(4) These securities were dilutive for Diluted FFO purposes but antidilutive for Diluted FFO as adjusted for comparability purposes.

Corporate Office Properties Trust
Consolidated Reconciliations of AFFO
(in thousands, except per share data)

	Three Months Ended					Nine Months Ended
	9/30/15	6/30/15	3/31/15	12/31/14	9/30/14	9/30/15	9/30/14
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$50,684	$50,783	$43,499	$46,191	$43,419	$144,966	$126,919
Straight line rent adjustments (1)	(5,706)	(3,788)	(1,271)	(379)	(456)	(10,765)	(1,441)
Straight line rent adjustments on properties conveyed to extinguish debt in default	(19)	(24)	(72)	(47)	(96)	(115)	(95)
Amortization of intangibles included in NOI	474	478	111	208	206	1,063	647
Share-based compensation, net of amounts capitalized	1,739	1,658	1,552	1,504	1,507	4,949	4,563
Amortization of deferred financing costs	1,203	1,146	990	1,020	1,357	3,339	3,646
Amortization of deferred financing costs on debt in default extinguished via conveyance of properties	—	—	—	—	(306)	—	(333)
Amortization of net debt discounts, net of amounts capitalized	321	264	264	261	259	849	659
Amortization of settled debt hedges	—	—	—	11	16	—	46
Recurring capital expenditures on properties to be held	(12,126)	(9,705)	(7,349)	(8,633)	(16,929)	(29,180)	(41,566)
Diluted AFFO available to common share and common unit holders (“diluted AFFO”)	$36,570	$40,812	$37,724	$40,136	$28,977	$115,106	$93,045
Recurring capital expenditures
Tenant improvements and incentives on operating properties	$6,374	$6,644	$4,390	$7,239	$11,581	$17,408	$22,412
Building improvements on operating properties	4,223	4,543	3,203	4,974	8,119	11,969	18,458
Leasing costs for operating properties	2,547	1,485	954	1,341	2,877	4,986	7,195
Less: Nonrecurring tenant improvements and incentives on operating properties	205	(986)	(264)	(1,747)	(1,454)	(1,045)	(987)
Less: Nonrecurring building improvements on operating properties	(1,155)	(1,298)	(875)	(3,012)	(4,182)	(3,328)	(5,269)
Less: Nonrecurring leasing costs for operating properties	(68)	(683)	(59)	(162)	(12)	(810)	(243)
Recurring capital expenditures	$12,126	$9,705	$7,349	$8,633	$16,929	$29,180	$41,566

(1) Includes COPT’s pro rata share of straight line rent adjustments from properties held through joint ventures.

 Corporate Office Properties Trust
Consolidated Office Properties by Region - September 30, 2015
(square feet in thousands)

	Operational Properties (1)				Construction/Redevelopment (2)
Property Region and Business Park/Submarket	# of Properties	Operational Square Feet	Occupancy %	Leased %	# of Properties	Construction/Redevelopment Square Feet	Operational Square Feet (1)	Total Square Feet
Baltimore/Washington Corridor:
National Business Park	29	3,485	97.2%	97.4%	1	191	—	191
Columbia Gateway	26	2,119	93.0%	93.9%	2	74	—	74
Airport Square/bwtech	14	1,090	85.6%	85.9%	2	82	—	82
Commons/Parkway	10	431	81.5%	85.7%	—	—	—	—
Other	12	1,208	99.3%	100.0%	1	31	88	120
Subtotal	91	8,333	94.1%	94.8%	6	379	88	467
Northern Virginia:
Westfields Corporate Center	7	762	77.5%	78.5%	—	—	—	—
Patriot Ridge	1	239	51.3%	51.3%	—	—	—	—
Herndon, Tysons Corner and Merrifield	9	1,778	94.2%	96.8%	—	—	—	—
Other	7	1,124	100.0%	100.0%	4	699	—	699
Subtotal	24	3,902	90.0%	91.4%	4	699	—	699
San Antonio, Texas
Sentry Gateway	7	953	100.0%	100.0%	—	—	—	—
Other	2	120	73.8%	73.8%	—	—	—	—
Subtotal	9	1,073	97.1%	97.1%	—	—	—	—
Huntsville	6	632	95.7%	95.7%	—	—		—
Washington, DC- Capital Riverfront (Maritime)	2	360	67.7%	69.1%	—	—	—	—
St. Mary’s & King George Counties	19	902	72.8%	74.8%	—	—	—	—
Greater Baltimore:
White Marsh and Rt 83 Corridor	20	984	92.8%	92.8%	—	—	—	—
Downtown Baltimore	3	1,403	96.4%	96.5%	—	—	—	—
North Gate Business Park	3	286	43.8%	45.3%	—	—	—	—
Subtotal	26	2,673	89.2%	89.5%	—	—	—	—
Greater Philadelphia, Pennsylvania	4	654	100.0%	100.0%	—	—	—	—
Other	2	296	100.0%	100.0%	—	—	—	—
Total	183	18,825	91.6%	92.3%	10	1,078	88	1,166

(1)
Number of properties includes buildings under construction or redevelopment once those buildings become partially operational. Operational square feet includes square feet in operations for a partially operational property; NOI for this property was $387,000 and cash NOI was ($49,000) for the three months ended 9/30/15.

(2)	This schedule includes properties under, or contractually committed for, construction or redevelopment as of September 30, 2015. Please refer to pages 23 and 24.

Corporate Office Properties Trust
NOI from Real Estate Operations and Occupancy by Property Grouping
(dollars and square feet in thousands)

	9/30/15
	# of Operating Office Properties	Office Operational Square Feet			Office Property Annualized Rental Revenue (2)	Percentage of Total Office Annualized Rental Revenue	NOI from Real Estate Operations for Three Months Ended	NOI from Real Estate Operations for Nine Months Ended
Property Grouping			% Occupied (1)	% Leased (1)			9/30/15	9/30/15
Same Office Properties (3)	147	14,609	90.3%	91.2%	$401,312	79.0%	$65,875	$192,257
Office Properties Placed in Service (4)	14	1,746	96.1%	96.5%	40,265	7.9%	6,922	16,023
Acquired Office Properties (5)	3	1,160	96.5%	96.6%	32,863	6.5%	4,171	6,908
Wholesale Data Center and Other	N/A	N/A	N/A	N/A	N/A	N/A	2,247	4,968
Total Core Portfolio	164	17,515	91.3%	92.1%	474,440	93.4%	79,215	220,156
Office Properties Held for Sale (6)	19	1,310	95.6%	95.6%	33,412	6.6%	5,288	15,384
Disposed Office Properties	N/A	N/A	N/A	N/A	N/A	N/A	286	3,061
Total Portfolio	183	18,825	91.6%	92.3%	$507,852	100.0%	$84,789	$238,601

Core Portfolio
Demand Driver Adjacent (7)	88	9,321	90.0%	90.4%	$283,543	55.8%	$45,375	$131,025
U.S. Government/Defense Contractor (8)	33	3,656	93.9%	94.2%	74,551	14.7%	14,061	40,138
Total Strategic Tenant Niche	121	12,977	91.1%	91.5%	358,094	70.5%	59,436	171,163
Regional Office (9)	43	4,538	91.9%	93.8%	116,346	22.9%	17,532	44,025
Other, including Wholesale Data Center	N/A	N/A	N/A	N/A	N/A	N/A	2,247	4,968
Total Core Portfolio	164	17,515	91.3%	92.1%	$474,440	93.4%	$79,215	$220,156

(1)	Percentages calculated based on operational square feet.

(2)	Excludes annualized rental revenue from our wholesale data center, DC-6, of $24.6 million as of 9/30/15.

(3)	Properties held for long-term investment owned and 100% operational since at least 1/1/14.

(4)	Newly constructed or redeveloped properties placed in service that were not fully operational by 1/1/14.

(5)	Includes properties acquired in March, April and August of 2015.

(6)	The carrying value of operating property assets held for sale as of 9/30/15 totaled $150.6 million.

(7)	Office properties held for long-term investment located near defense installations and other knowledge-based government demand drivers.

(8)
Office properties held for long-term investment not located near Strategic Tenant Locations that were otherwise at least 50% leased as of most recent year end by United States Government agencies or defense contractors.

(9)	Regional office properties held for long-term investment predominantly in the Greater Washington, DC/Baltimore region, excluding Strategic Tenant Niche Properties.

Corporate Office Properties Trust
Real Estate Revenues, NOI and Cash NOI* by Segment
(dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/15	6/30/15	3/31/15	12/31/14	9/30/14	9/30/15	9/30/14
Real estate revenues
Baltimore/Washington Corridor	$62,009	$60,611	$61,792	$58,739	$58,883	$184,412	$177,452
Northern Virginia	23,332	24,393	21,749	22,028	21,369	69,474	67,235
San Antonio	9,492	10,204	9,171	10,109	9,031	28,867	26,268
Huntsville	3,061	2,658	2,446	3,016	2,471	8,165	7,430
Washington, DC - Capitol Riverfront	3,336	3,391	3,364	3,610	3,524	10,091	10,989
St. Mary’s and King George Counties	3,550	3,795	3,901	4,060	4,158	11,246	12,676
Greater Baltimore	16,134	12,889	11,485	10,635	10,436	40,508	32,956
Greater Philadelphia	4,126	3,886	3,224	3,272	2,951	11,236	8,657
Other	2,568	2,548	2,543	2,481	2,541	7,659	7,668
Wholesale Data Center	6,078	3,820	3,035	2,661	2,876	12,933	7,769
Real estate revenues	$133,686	$128,195	$122,710	$120,611	$118,240	$384,591	$359,100

NOI
Baltimore/Washington Corridor	$41,840	$41,072	$38,209	$40,009	$39,426	$121,121	$115,050
Northern Virginia	15,547	15,706	12,628	14,620	13,869	43,881	43,111
San Antonio	4,684	4,589	4,196	3,938	3,931	13,469	11,877
Huntsville	2,173	1,770	1,617	2,225	1,708	5,560	5,155
Washington, DC - Capitol Riverfront	1,374	1,330	1,550	1,645	1,700	4,254	5,646
St. Mary’s and King George Counties	2,225	2,466	2,317	2,862	2,881	7,008	8,606
Greater Baltimore	9,673	7,980	6,488	6,643	6,626	24,141	19,170
Greater Philadelphia	2,877	2,945	1,849	2,167	2,114	7,671	5,376
Other	2,326	2,331	2,347	2,195	2,281	7,004	6,473
Wholesale Data Center	2,070	1,599	823	997	823	4,492	2,147
NOI from real estate operations	$84,789	$81,788	$72,024	$77,301	$75,359	$238,601	$222,611

Cash NOI
Baltimore/Washington Corridor	$41,021	$42,331	$38,047	$40,125	$38,114	$121,399	$111,816
Northern Virginia	14,544	13,704	12,580	14,994	16,159	40,828	49,204
San Antonio	3,908	3,419	3,738	3,838	3,733	11,065	11,266
Huntsville	1,881	1,832	1,848	2,280	1,917	5,561	5,706
Washington, DC - Capitol Riverfront	1,478	1,172	1,539	1,681	1,775	4,189	5,856
St. Mary’s and King George Counties	2,087	2,407	2,293	2,769	2,491	6,787	7,966
Greater Baltimore	8,912	7,478	6,474	6,770	6,614	22,864	19,091
Greater Philadelphia	2,057	2,076	1,630	1,952	1,641	5,763	3,656
Other	2,314	2,287	2,304	2,146	2,217	6,905	6,218
Wholesale Data Center	1,952	2,206	825	984	807	4,983	2,057
Cash NOI from real estate operations	$80,154	$78,912	$71,278	$77,539	$75,468	$230,344	$222,836
Straight line rent adjustments	5,217	3,446	941	56	182	9,604	681
Add: Amortization of deferred market rental revenue	(293)	(308)	59	4	6	(542)	(11)
Less: Amortization of below-market cost arrangements	(289)	(262)	(254)	(298)	(297)	(805)	(895)
NOI from real estate operations	$84,789	$81,788	$72,024	$77,301	$75,359	$238,601	$222,611
*     Includes continuing and discontinued operations.

Corporate Office Properties Trust
Same Office Properties (1) Average Occupancy Rates by Region
(square feet in thousands)

	Number of Buildings	Rentable Square Feet	Three Months Ended					Nine Months Ended
			9/30/15	6/30/15	3/31/15	12/31/14	9/30/14	9/30/15	9/30/14
Baltimore Washington Corridor	88	7,980	94.3%	94.6%	94.0%	93.8%	93.9%	94.3%	93.6%
Northern Virginia	17	2,578	84.3%	84.2%	83.4%	87.1%	88.0%	84.0%	87.0%
San Antonio	8	913	96.6%	96.6%	96.6%	96.6%	96.6%	96.6%	96.6%
Huntsville	4	442	93.0%	87.4%	79.4%	78.8%	82.4%	86.6%	81.2%
Washington, DC - Capitol Riverfront	2	360	69.1%	70.9%	71.1%	73.8%	72.6%	70.3%	75.0%
St. Mary’s and King George Counties	18	873	75.0%	80.6%	86.4%	91.1%	91.7%	80.7%	92.2%
Greater Baltimore (2)	6	838	78.6%	80.5%	80.4%	80.4%	79.6%	79.8%	77.1%
Greater Philadelphia	2	330	100.0%	99.0%	98.8%	98.8%	98.4%	99.3%	91.1%
Other	2	296	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Total Same Office Properties	147	14,609	90.2%	90.6%	90.3%	91.2%	91.4%	90.4%	90.8%
Total Same Office Properties occupancy as of period end			90.3%	90.9%	90.4%	90.5%	91.9%	90.3%	91.9%

(1)    Same office properties represent buildings owned and 100% operational since at least January 1, 2014, excluding properties held for future disposition.
(2)    The Greater Baltimore same office properties average occupancy rate for the three months ended 9/30/15 was comprised of the following:
•one property in Downtown Baltimore totaling 480,000 rentable square feet with an average occupancy rate of 97.9%;
•three properties in North Gate Business Park totaling 286,000 rentable square feet with an average occupancy rate of 43.8%; and
•two properties in White Marsh totaling 72,000 rentable square feet with an average occupancy rate of 87.6.%.

Corporate Office Properties Trust
Same Office Property Real Estate Revenues, NOI and Cash NOI(1) by Region
(dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/15	6/30/15	3/31/15	12/31/14	9/30/14	9/30/15	9/30/14
Same office property real estate revenues
Baltimore/Washington Corridor	$59,574	$58,839	$60,056	$57,144	$57,601	$178,469	$175,349
Northern Virginia	14,333	14,342	14,398	15,316	14,898	43,073	45,009
San Antonio	8,387	9,130	8,813	10,109	9,031	26,330	26,268
Huntsville	2,111	1,951	1,799	1,856	2,005	5,861	5,968
Washington, DC - Capitol Riverfront	3,336	3,391	3,364	3,610	3,524	10,091	10,989
St. Mary’s and King George Counties	3,551	3,794	3,901	4,060	4,158	11,246	12,676
Greater Baltimore	6,268	5,734	6,166	6,053	5,744	18,168	16,872
Greater Philadelphia	2,166	2,112	2,171	2,293	1,956	6,449	5,748
Other	2,472	2,450	2,446	2,392	2,441	7,368	7,361
Same office property real estate revenues	$102,198	$101,743	$103,114	$102,833	$101,358	$307,055	$306,240

Same office property NOI
Baltimore/Washington Corridor	$39,938	$39,512	$37,123	$38,831	$38,376	$116,573	$113,931
Northern Virginia	9,686	9,114	8,723	10,470	9,885	27,523	28,899
San Antonio	3,891	3,885	3,996	3,939	3,931	11,772	11,877
Huntsville	1,442	1,266	1,140	1,230	1,386	3,848	4,099
Washington, DC - Capitol Riverfront	1,374	1,330	1,550	1,646	1,700	4,254	5,645
St. Mary’s and King George Counties	2,230	2,440	2,343	2,867	2,883	7,013	8,653
Greater Baltimore	3,604	3,341	3,544	3,453	3,406	10,489	9,475
Greater Philadelphia	1,486	1,401	1,231	1,510	1,311	4,118	3,507
Other	2,224	2,234	2,209	2,183	2,187	6,667	6,558
Same office property NOI	65,875	64,523	61,859	66,129	65,065	192,257	192,644

Same office property cash NOI (1)
Baltimore/Washington Corridor	$39,843	$38,598	$36,294	$37,118	$37,708	$114,735	$110,745
Northern Virginia	9,014	8,518	8,279	9,748	9,854	25,811	27,737
San Antonio	3,802	3,788	3,896	3,838	3,733	11,486	11,266
Huntsville	1,294	1,242	1,231	1,268	1,476	3,767	4,428
Washington, DC - Capitol Riverfront	1,479	1,167	1,534	1,636	1,729	4,180	5,807
St. Mary’s and King George Counties	2,091	2,385	2,319	2,645	2,493	6,795	8,010
Greater Baltimore	3,317	3,431	3,252	3,546	3,346	10,000	9,276
Greater Philadelphia	1,505	1,265	1,078	1,334	1,195	3,848	3,381
Other	2,258	2,238	2,211	2,181	2,172	6,707	6,448
Same office property cash NOI (1)	$64,603	$62,632	$60,094	$63,314	$63,706	$187,329	$187,098
Straight line rent adjustments	937	1,114	1,218	2,294	1,349	3,269	1,454
Add: Amortization of deferred market rental revenue	16	15	39	(16)	(15)	70	(73)
Less: Amortization of below-market cost arrangements	(256)	(250)	(245)	(288)	(288)	(751)	(866)
Add: Lease termination fee, gross	185	1,012	753	741	272	1,950	877
Add: Cash NOI on tenant-funded landlord assets	390	—	—	84	41	390	4,154
Same office property NOI	$65,875	$64,523	$61,859	$66,129	$65,065	$192,257	$192,644
Percentage change in same office property cash NOI (2)	1.41%					0.12%

(1)
In addition to excluding the effects of noncash rental revenues and property operating expenses, same office property cash NOI also excludes the effects of gross lease termination fees and revenue recognized as a result of tenant-funded landlord assets.

(2)	Represents the change between the current period and the same period in the prior year.

Corporate Office Properties Trust
Leasing - Total Office Portfolio
Quarter Ended September 30, 2015
(square feet in thousands)

	Baltimore/ Washington Corridor	Northern Virginia	San Antonio	Huntsville	Washington DC-Capital Riverfront	St. Mary’s & King George Counties	Greater Baltimore	Total Office
Renewed Space
Leased Square Feet	176	57	32	—	26	25	14	329
Expiring Square Feet	300	69	32	—	38	75	47	561
Vacated Square Feet	124	12	—	—	11	50	34	232
Retention Rate (% based upon square feet)	58.6%	82.4%	100.0%	—%	70.0%	33.3%	28.5%	58.7%
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$16.63	$24.93	$6.66	$—	$14.38	$3.13	$12.89	$15.75
Weighted Average Lease Term in Years	5.4	4.9	2.9	—	3.9	2.7	5.3	4.8
GAAP Rent Per Square Foot
Renewal GAAP Rent	$22.51	$26.90	$20.96	$—	$45.38	$22.94	$25.90	$25.12
Expiring GAAP Rent	$21.81	$26.81	$17.29	$—	$47.39	$24.44	$25.03	$24.62
Change in GAAP Rent	3.2%	0.4%	21.3%	—%	(4.3)%	(6.1)%	3.5%	2.1%
Cash Rent Per Square Foot
Renewal Cash Rent	$22.71	$28.81	$19.89	$—	$46.23	$23.82	$25.75	$25.58
Expiring Cash Rent	$23.70	$31.13	$18.09	$—	$47.96	$25.38	$27.98	$26.69
Change in Cash Rent	(4.2)%	(7.5)%	10.0%	—%	(3.6)%	(6.1)%	(8.0)%	(4.1)%
New Leases
Development and Redevelopment Space
Leased Square Feet	—	300	—	—	—	—	—	300
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$—	$2.14	$—	$—	$—	$—	$—	$2.14
Weighted Average Lease Term in Years	—	10.0	—	—	—	—	—	10.0
GAAP Rent Per Square Foot	$—	$18.13	$—	$—	$—	$—	$—	$18.13
Cash Rent Per Square Foot	$—	$16.61	$—	$—	$—	$—	$—	$16.61

Other New Leases (1)
Leased Square Feet	84	12	—	9	5	10	2	122
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$40.99	$73.58	$—	$3.78	$32.97	$22.75	$10.98	$39.07
Weighted Average Lease Term in Years	5.5	7.4	—	3.0	4.5	5.0	3.9	5.4
GAAP Rent Per Square Foot	$24.08	$26.78	$—	$21.02	$35.50	$21.44	$25.97	$24.40
Cash Rent Per Square Foot	$23.85	$25.87	$—	$20.50	$38.00	$20.83	$26.25	$24.17

Total Square Feet Leased	260	368	32	9	31	35	15	751

(1)     Other New Leases includes acquired first generation space and vacated second generation space.
Notes: No expiration, renewal or retenanting activity transpired in our Greater Philadelphia region.
Activity is exclusive of owner occupied space and leases with less than a one-year term. Weighted average lease term was calculated assuming no exercise of any existing early termination rights.
Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 10 in the period such costs are incurred.

Corporate Office Properties Trust
Leasing - Total Office Portfolio
Nine Months Ended September 30, 2015
(square feet in thousands)

	Baltimore/ Washington Corridor	Northern Virginia	San Antonio	Huntsville	Washington DC-Capital Riverfront	St. Mary’s & King George Counties	Greater Baltimore	Greater Philadelphia	Total Office
Renewed Space
Leased Square Feet	296	69	32	—	42	185	215	—	839
Expiring Square Feet	467	139	32	11	67	334	263	—	1,314
Vacated Square Feet	170	70	—	11	25	149	48	—	475
Retention Rate (% based upon square feet)	63.5%	49.5%	100.0%	0.0%	62.2%	55.5%	81.6%	0.0%	63.9%
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$12.17	$23.92	$6.66	$—	$18.61	$4.95	$12.13	$—	$11.64
Weighted Average Lease Term in Years	4.4	4.9	2.9	—	4.0	2.8	4.7	—	4.1
GAAP Rent Per Square Foot
Renewal GAAP Rent	$22.98	$26.97	$20.96	$—	$43.98	$20.24	$28.07	$—	$24.98
Expiring GAAP Rent	$22.17	$27.13	$17.29	$—	$47.88	$20.22	$26.68	$—	$24.40
Change in GAAP Rent	3.7%	(0.6)%	21.3%	0.0%	(8.1)%	0.1%	5.2%	0.0%	2.4%
Cash Rent Per Square Foot
Renewal Cash Rent	$23.08	$28.42	$19.89	$—	$44.65	$20.46	$27.29	$—	$24.97
Expiring Cash Rent	$23.99	$30.87	$18.09	$—	$48.85	$21.07	$27.88	$—	$25.92
Change in Cash Rent	(3.8)%	(7.9)%	10.0%	0.0%	(8.6)%	(2.9)%	(2.1)%	0.0%	(3.7)%
New Leases
Development and Redevelopment Space
Leased Square Feet	15	625	—	—	—	—	2	4	646
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$29.93	$5.68	$—	$—	$—	$—	$60.92	$62.38	$6.74
Weighted Average Lease Term in Years	5.1	10.1	—	—	—	—	5.3	6.7	9.9
GAAP Rent Per Square Foot	$27.85	$17.37	$—	$—	$—	$—	$27.18	$26.07	$17.70
Cash Rent Per Square Foot	$26.91	$15.83	$—	$—	$—	$—	$27.00	$25.17	$16.17
Other New Leases (1)
Leased Square Feet	205	51	—	20	15	27	39	—	357
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$37.71	$50.08	$—	$11.99	$49.49	$19.59	$36.21	$—	$36.98
Weighted Average Lease Term in Years	5.9	7.0	—	4.2	4.9	5.9	6.1	—	5.9
GAAP Rent Per Square Foot	$24.47	$27.35	$—	$20.30	$38.34	$20.80	$23.61	$—	$24.85
Cash Rent Per Square Foot	$24.04	$26.72	$—	$18.98	$39.47	$20.53	$22.77	$—	$24.37

Total Square Feet Leased	516	745	32	20	57	212	256	4	1,842
(1)     Other New Leases includes acquired first generation space and vacated second generation space.
Activity is exclusive of owner occupied space and leases with less than a one-year term. Weighted average lease term was calculated assuming no exercise of any existing early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 10 in the period such costs are incurred.

Corporate Office Properties Trust
Lease Expiration Analysis as of 9/30/15 (1)
(dollars and square feet in thousands, except per square foot amounts)

	Core Office Properties/Total Portfolio					Strategic Tenant Niche Properties Only
Year and Region of Lease (2)	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3)	Percentage of Total Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3)	Percentage of Strategic Tenant Properties Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot
Office Properties

Baltimore/Washington Corridor	20	494	$16,297	3.4%	$33.00	7	427	$15,008	4.2%	$35.11
Northern Virginia	5	15	139	—%	9.26	3	7	67	0.0%	9.78
San Antonio	0	14	212	—%	14.79	—	—	—	0.0%	—
Washington, DC-Capitol Riverfront	3	6	304	0.1%	50.36	3	6	304	0.1%	50.36
St. Mary’s and King George Cos.	6	80	1,898	0.4%	23.61	6	80	1,898	0.5%	23.61
Greater Baltimore	6	15	465	0.1%	30.91	3	11	369	0.1%	33.25
2015	40	624	19,315	4.1%	30.95	22	531	17,646	4.9%	33.23
Baltimore/Washington Corridor	37	608	20,462	4.3%	33.65	22	545	18,715	5.2%	34.31
Northern Virginia	12	124	3,559	0.8%	28.72	6	79	1,999	0.6%	25.34
Washington, DC-Capitol Riverfront	3	42	2,132	0.4%	51.14	3	42	2,132	0.6%	51.14
St. Mary’s and King George Cos.	14	135	2,673	0.6%	19.81	14	135	2,673	0.7%	19.81
Greater Baltimore	11	105	2,775	0.6%	26.45	—	—	—	0.0%	—
Greater Philadelphia	2	6	89	—%	15.00	—	—	—	0.0%	—
2016	79	1,019	31,690	6.7%	31.10	45	801	25,519	7.1%	31.86
Baltimore/Washington Corridor	46	1,346	42,036	8.9%	31.23	27	1,006	32,945	9.2%	32.74
Northern Virginia	13	322	10,704	2.3%	33.25	4	226	7,443	2.1%	32.88
Huntsville	1	2	34	—%	20.04	1	2	34	0.0%	20.04
Washington, DC-Capitol Riverfront	1	1	79	—%	52.91	1	1	79	0.0%	52.91
St. Mary’s and King George Cos.	5	64	1,096	0.2%	17.05	5	64	1,096	0.3%	17.05
Greater Baltimore	7	62	1,612	0.3%	25.95	2	3	91	0.0%	28.67
Greater Philadelphia	1	5	136	—%	28.29	—	—	—	0.0%	—
2017	74	1,802	55,697	11.7%	30.91	40	1,303	41,688	11.6%	31.99
Baltimore/Washington Corridor	49	1,198	36,909	7.8%	30.82	32	1,033	32,131	9.0%	31.12
Northern Virginia	17	571	19,484	4.1%	34.12	11	371	10,972	3.1%	29.55
Huntsville	3	251	6,349	1.3%	25.27	3	251	6,349	1.8%	25.27
Washington, DC-Capitol Riverfront	3	46	2,206	0.5%	47.87	3	46	2,206	0.6%	47.87
St. Mary’s and King George Cos.	12	122	2,657	0.6%	21.69	12	122	2,657	0.7%	21.69
Greater Baltimore	8	197	6,107	1.3%	31.02	—	—	—	0.0%	—
Greater Philadelphia	1	4	109	—%	25.78	—	—	—	0.0%	—
2018	93	2,390	73,821	15.6%	30.89	61	1,824	54,315	15.2%	29.78

	Core Office Properties/Total Portfolio					Strategic Tenant Niche Properties Only
Year and Region of Lease (2)	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3)	Percentage of Total Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3)	Percentage of Strategic Tenant Properties Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot
Baltimore/Washington Corridor	47	1,383	42,584	9.0%	30.79	30	1,132	36,303	10.1%	32.07
Northern Virginia	13	376	13,641	2.9%	36.24	6	258	9,515	2.7%	36.89
Huntsville	4	71	1,417	0.3%	19.99	4	71	1,417	0.4%	19.99
Washington, DC-Capitol Riverfront	1	7	355	0.1%	50.06	1	7	355	0.1%	50.06
St. Mary’s and King George Cos.	7	35	796	0.2%	22.76	7	35	796	0.2%	22.76
Greater Baltimore	11	187	5,175	1.1%	27.73	2	51	1,559	0.4%	30.46
Greater Philadelphia	4	17	435	0.1%	24.95	—	—	—	0.0%	—
2019	87	2,076	64,403	13.6%	31.02	50	1,554	49,945	13.9%	32.14
Thereafter	219	8,077	229,514	48.4%	28.42	118	5,804	168,981	47.2%	29.12
Core/Strategic Tenant Niche Total/Avg.	592	15,987	$474,440	100.0%	$29.68	336	11,817	$358,094	100.0%	$30.30

Properties Not Held For Long Term Investment
Northern Virginia	2	397	13,820	41.4%	$34.77
Greater Baltimore	71	855	19,592	58.6%	22.91
Properties Not Held For Long Term Investment Total/Avg.	73	1,253	$33,412	100.0%	$26.67
Total Portfolio	665	17,240	$507,852		$29.46

Note:	As of September 30, 2015, the weighted average lease term is 4.9 years for the Core Office Properties, 4.7 years for the Strategic Tenant Niche Properties and 4.7 years for the Total Portfolio.

Wholesale Data Center Lease Expiration Analysis

Year of Lease Expiration	Number of Leases Expiring	Raised Floor Square Footage	Critical Load(MW)	Total Annual Rental Revenue of Expiring Leases (3)(000's)
2016	1	9	2.00	$2,280
2018	2	1	0.26	527
2019	1	6	1.00	2,228
2020	3	30	13.35	18,058
2022	1	6	1.00	1,521
			17.61	$24,614

(1)
This expiration analysis reflects occupied space and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of September 30, 2015 of 140,000 for the portfolio, including 52,000 for the Strategic Tenant Niche Properties.

(2)	A number of our leases are subject to certain early termination provisions. The year of lease expiration was computed assuming no exercise of such early termination rights.

(3)	Total Annualized Rental Revenue is the monthly contractual base rent as of September 30, 2015 multiplied by 12 plus the estimated annualized expense reimbursements under existing leases.

Corporate Office Properties Trust
Top 20 Office Tenants as of 9/30/15
(Based on Annualized Rental Revenue of
office properties, dollars and square feet in thousands)

Tenant		Number of Leases	Total Occupied Square Feet	Percentage of Total Occupied Square Feet	Total Annualized Rental Revenue (1)	Percentage of Total Annualized Rental Revenue	Weighted Average Remaining Lease Term (2)
United States Government	(3)	65	3,815	22.1%	$140,560	27.7%	5.3
Booz Allen Hamilton, Inc.		7	674	3.9%	23,367	4.6%	1.1
Northrop Grumman Corporation		9	764	4.4%	22,462	4.4%	4.9
The Boeing Company		12	739	4.3%	21,832	4.3%	3.4
General Dynamics Corporation		7	528	3.1%	19,069	3.8%	2.6
Vadata Inc.		6	964	5.6%	10,656	2.1%	9.1
Computer Sciences Corporation		3	279	1.6%	10,531	2.1%	3.6
CareFirst, Inc.		2	300	1.7%	10,094	2.0%	6.3
Wells Fargo & Company		3	190	1.1%	8,144	1.6%	3.3
Harris Corporation		7	210	1.2%	6,047	1.2%	2.9
AT&T Corporation		3	308	1.8%	5,886	1.2%	3.8
KEYW Corporation		2	211	1.2%	5,803	1.1%	8.3
Raytheon Company		6	168	1.0%	5,776	1.1%	2.4
Science Applications International Corp.		5	151	0.9%	5,410	1.1%	4.5
L-3 Communications Holdings, Inc.		1	159	0.9%	5,246	1.0%	4.0
Miles & Stockbridge, PC		2	157	0.9%	4,916	1.0%	11.9
University of Maryland		4	172	1.0%	4,543	0.9%	5.7
Engility Holdings, Inc.		3	118	0.7%	4,409	0.9%	2.5
Kratos Defense and Security Solutions		1	131	0.8%	4,402	0.9%	4.6
The MITRE Corporation		4	122	0.7%	4,139	0.8%	4.2
Subtotal Top 20 Office Tenants		152	10,159	58.9%	323,292	63.7%	4.7
All remaining tenants		513	7,080	41.1%	184,560	36.3%	4.8
Total/Weighted Average		665	17,240	100.0%	$507,852	100.0%	4.7

(1)  Total Annualized Rental Revenue is the monthly contractual base rent as of September 30, 2015, multiplied by 12, plus the estimated annualized expense reimbursements under existing leases.
(2)  A number of our leases are subject to certain early termination provisions.  The year of lease expiration was computed assuming no exercise of such early termination rights. The weighting of the lease term was computed using Total Rental Revenue.
(3)  Substantially all of our government leases are subject to early termination provisions which are customary in government leases. The weighted average remaining lease term was computed assuming no exercise of such early termination rights.

Corporate Office Properties Trust
Investment Activity
(dollars and square feet in thousands)

Location	Property Region	Business Park/Submarket	Number of Buildings	Square Feet		Transaction Date	Occupancy on Transaction Date	Transaction Price
Operating Property Acquisitions
Quarter Ended March 31,2015
250 West Pratt Street	Greater Baltimore	Baltimore City	1	367		3/19/2015	96.2%	$61,887
Quarter Ended June 30, 2015
2600 Park Tower Drive	Northern Virginia	Other Northern Virginia	1	237		4/15/2015	100.0%	80,504
Quarter Ended September 30, 2015
100 and 30 Light Street	Greater Baltimore	Baltimore City	1	558	(1)	8/7/2015	93.5%	121,231
Total - Nine Months Ended September 30, 2015			3	1,162				$263,622

Property Dispositions
Quarter Ended March 31,2015
White Marsh Land			N/A	N/A		Various		$17,900
Other Land			N/A	N/A		Various		175
Subtotal - Quarter Ended March 31, 2015								18,075

Quarter Ended September 30, 2015
1550 Westbranch Drive	Northern Virginia	Tysons Corner	1	160		7/27/2015	100.0%	27,800
15000 and 15010 Conference Center Drive (2)	Northern Virginia	Westfields Corporate Center	2	665		8/28/2015	25.1%	167,335
Subtotal - Quarter Ended September 30, 2015			3	825				195,135

Total - Nine Months Ended September 30, 2015			3	825				$213,210

(1)	30 Light Street is a 560-space structured parking garage adjacent to 100 Light Street, including 10,000 square feet included above.

(2)
Ownership in these properties was transferred to the mortgage lender on a $150.0 million nonrecourse mortgage loan that was secured by the properties. The debt obligation and accrued interest were removed from our balance sheet. The transaction price represents the amount of debt and accrued interest extinguished.

Corporate Office Properties Trust
Construction, Redevelopment and Land Owned/Controlled as of 9/30/15
(dollars and square feet in thousands)

	Construction Projects (1)	Redevelopment Projects (2)	Land Owned/Controlled (3)	Total
Segment	Rentable Square Feet
Baltimore/Washington Corridor	311	156	4,320	4,787
Northern Virginia	699	—	1,839	2,538
San Antonio	—	—	1,033	1,033
Huntsville, Alabama	—	—	4,103	4,103
St. Mary’s and King George Counties	—	—	109	109
Greater Baltimore			1,510	1,510
Other Maryland	—	—	1,000	1,000
Greater Philadelphia	—	—	713	713
Other Land Owned/Controlled	—	—	3,118	3,118
Total	1,010	156	17,745	18,911
	Costs to date by region
Baltimore/Washington Corridor	$67,505	$19,016	$135,712	$222,233
Northern Virginia	38,066	—	91,252	129,318
San Antonio	—	—	20,201	20,201
Huntsville, Alabama	—	—	14,658	14,658
St. Mary’s and King George Counties	—	—	2,588	2,588
Greater Baltimore	—	—	34,612	34,612
Other Maryland	—	—	9,284	9,284
Greater Philadelphia	—	—	17,533	17,533
Other Land Owned/Controlled	—	—	43,882	43,882
Total	$105,571	$19,016	$369,722	$494,309

Reconciliation to amounts included in projects in development or held for future development, including land costs, as reported on consolidated balance sheet
Operating properties	(36,911)	(8,625)	(32,233)	(77,769)
Deferred leasing costs and other assets	(1,783)	—	—	(1,783)
Projects in development or held for future development, including associated land costs (4)	$66,877	$10,391	$337,489	$414,757
(1) Represents construction projects as listed on page 23.
(2) Represents redevelopment projects as listed on page 24.
(3) Represents our land owned/controlled as listed on page 26.
(4) Represents total of costs included in lines on our consolidated balance sheet entitled “construction and redevelopment in progress, including land” and “land owned/controlled”.

Corporate Office Properties Trust
Summary of Construction Projects as of 9/30/15 (1)
(dollars and square feet in thousands)

	Park/Submarket	Total Rentable Square Feet	Percentage Leased as of	as of 9/30/15 (2)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
				Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location			9/30/2015
310 Sentinel Way Annapolis Junction, Maryland	National Business Park	191	0%	$54,352	$38,380	$9,191	1Q 15	1Q 16
Patriot Point - DC15 Ashburn, Virginia	Ashburn	149	100%	29,750	—		Q1 16	Q1 16
Patriot Point - DC16 Ashburn, Virginia	Ashburn	149	100%	29,840	—	—	Q2 16	Q2 16
NOVA Office B Northern Virginia	Other	161	0%	41,500	29,628	3,320	2Q 15	2Q 16
7880 Milestone Parkway (4) Hanover, Maryland	Arundel Preserve	120	74%	31,535	29,125	24,400	3Q 15	3Q 16
NOVA Office D Northern Virginia	Other	240	100%	46,525	8,438	—	3Q 17	3Q 17
Total Under Construction		1,010	62%	$233,502	$105,571	$36,911

(1)	Includes properties under active construction and properties that we were contractually committed to construct as of September 30, 2015.

(2)	Cost includes land, construction, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.

(3)	Anticipated operational date is the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

(4)	Although classified as under construction, 88,000 square feet were operational as of 9/30/15; NOI for this property was $387,000 and cash NOI was ($49,000) for the three months ended 9/30/15.

Corporate Office Properties Trust
Summary of Redevelopment Projects as of 9/30/15
(dollars and square feet in thousands)

	Park/Submarket	Total Rentable Square Feet	Percentage Leased as of	as of 9/30/15 (1)					Actual or Anticipated Shell Completion Date	Anticipated Operational Date (2)
				Historical Basis, Net	Incremental Redevelopment Cost	Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location			9/30/2015 (3)
6708 Alexander Bell Drive Columbia, Maryland	Howard Co. Perimeter	52	0%	$2,685	$8,784	$11,469	$7,831	$2,685	1Q 15	1Q 16
7134 Columbia Gateway Drive Columbia, Maryland	Howard Co. Perimeter	22	0%	1,778	2,371	4,149	1,847	1,778	Q1 16	Q4 16
1201 Winterson Rd (AS 13) Linthicum, Maryland	Airport Square	68	0%	3,118	12,933	16,051	8,024	3,118	4Q 15	4Q 16
Airport Square 5 (3) Linthicum, Maryland	Airport Square
Retail Buildings		14	0%	785	5,598	6,383	1,055	785	3Q 16	3Q 17
Pad Site		N/A	100%	259	405	664	259	259	4Q 16	4Q 16
Total Under Redevelopment		156	3%	$8,625	$30,091	$38,716	$19,016	$8,625

(1) Cost includes construction, leasing costs and allocated portion of shared infrastructure.
(2) Anticipated operational date is the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.
(3) The redevelopment of 921 Elkridge Landing (Airport Square 5) involves the demolition of the existing office property to develop a retail center to serve the submarket. Upon completion, the project’s retail amenities will include: newly constructed retail property totaling 14,200 square feet; and a 1.2 acre retail pad site already under ground lease for 20 years to a national food service provider. The total percentage leased reported above for redevelopment projects was calculated by including the square footage of the building to be constructed on the pad site by the lessee.

Corporate Office Properties Trust
Office Property Construction and Redevelopment Place in Service as of 9/30/15
(square feet in thousands)

		Rentable Square Feet of Property					Space Placed in Service Percentage Leased as of 9/30/15
			Square Feet Placed in Service
			Year 2015
Property and Location	Park/Submarket		1st Quarter	2nd Quarter	3rd Quarter	Total
Ashburn Crossing - DC10 Ashburn, Virginia	Ashburn	121	121	—	—	121	100%
NOVA Office A Ashburn, Virginia	Ashburn	159	159	—	—	159	100%
Sentry Gateway - Z San Antonio, Texas	San Antonio	160	160	—	—	160	100%
731 Arbor Way (Hillcrest III) Blue Bell, Pennsylvania	Philadelphia	141	111	—	30	141	100%
7400 Redstone Huntsville, Alabama	Huntsville	69	—	69	—	69	100%
7880 Milestone Parkway Hanover, Maryland	Arundel Preserve	120	—	—	88	88	100%
Southpoint Manassas DC12 Manassas, Virginia	Other Northern Virginia	150	—	—	150	150	100%
Southpoint Manassas DC14 Manassas, Virginia	Other Northern Virginia	150	—	—	150	150	100%
44417 Pecan Court St. Mary’s County, Maryland	St. Mary’s County	29	—	—	29	29	0%
Total Construction/Redevelopment Placed Into Service			551	69	447	1,067	97%

Corporate Office Properties Trust
Summary of Land Owned/Controlled as of 9/30/15 (1)

Location	Acres	Estimated Developable Square Feet (in thousands)	Costs to Date (2)
Land Owned/Controlled for Future Development
Baltimore/Washington Corridor
National Business Park	241	2,101
Arundel Preserve	90	1,020
Columbia Gateway	27	590
M Square	49	525
Airport Square	4	84
Subtotal	411	4,320
Northern Virginia	69	1,839
San Antonio, Texas	69	1,033
Huntsville, Alabama (3)	432	4,103
St. Mary’s & King George Counties	44	109
Greater Baltimore	68	1,510
Other Maryland	107	1,000
Greater Philadelphia, Pennsylvania	41	713
Total land owned/controlled for future development	1,241	14,627	$293,607

Other land owned/controlled	209	3,118	43,882

Land owned/controlled	1,450	17,745	$337,489

(1)	This land inventory schedule excludes all properties listed as construction or redevelopment as detailed on pages 23 and 24, and includes properties under ground lease to us.

(2)	Represents total costs to date included in “projects in development or held for future development, including associated land costs,” as reported on page 22 (in thousands).

(3)
Includes land owned under a long-term master lease agreement to LW Redstone Company, a consolidated joint venture (see page 30). As this land is developed in the future, the joint venture will execute site-specific leases under the master lease agreement. Rental payments will commence under the site-specific leases as cash rents under tenant leases commence at the respective properties. The costs incurred on this land totaled $14.7 million as of 9/30/15.

Corporate Office Properties Trust
Quarterly Equity Analysis
(dollars, shares and units in thousands, except per share amounts)

SHAREHOLDER CLASSIFICATION	Common Shares	Common Units	As if Converted Preferred Shares/Units	Total	Diluted Ownership % of Total
As of September 30, 2015:
Insiders	601	309	—	910	0.92%
Non-insiders	93,933	3,368	610	97,911	99.08%
Total	94,534	3,677	610	98,821	100.00%

COMMON EQUITY - End of Quarter	9/30/15	6/30/15	3/31/15	12/31/14	9/30/14
Unrestricted Common Shares	94,145	94,133	94,097	92,865	87,306
Restricted Common Shares	389	397	439	390	406
Common Shares	94,534	94,530	94,536	93,255	87,712
Common Units	3,677	3,680	3,680	3,838	3,860
Total	98,211	98,210	98,216	97,093	91,572
End of Quarter Common Share Price	$21.03	$23.54	$29.38	$28.37	$25.72
Market Value of Common Shares/Units	$2,065,377	$2,311,863	$2,885,586	$2,754,528	$2,355,232
PREFERRED EQUITY - End of Quarter
Nonconvertible Preferred Equity - liquidation preference
Redeemable Series L Shares Outstanding - 7.375%	$172,500	$172,500	$172,500	$172,500	$172,500
Convertible Preferred Equity - liquidation preference
Convertible Series I Units - 7.5% (1)	8,800	8,800	8,800	8,800	8,800
Convertible Series K Shares - 5.6% (2)	26,583	26,583	26,583	26,583	26,583
Total Convertible Preferred Equity	35,383	35,383	35,383	35,383	35,383
Total Liquidation Preference of Preferred Equity	$207,883	$207,883	$207,883	$207,883	$207,883
CAPITALIZATION
Liquidation Preference of Preferred Shares/Units	$207,883	$207,883	$207,883	$207,883	$207,883
Market Value of Common Shares/Units	2,065,377	2,311,863	2,885,586	2,754,528	2,355,232
Total Equity Market Capitalization	$2,273,260	$2,519,746	$3,093,469	$2,962,411	$2,563,115
(1) 352 units outstanding with a liquidation preference of $25 per unit, and convertible into 176 common units.
(2) 532 shares outstanding with a liquidation preference of $50 per share, and convertible into 434 shares.

Corporate Office Properties Trust
Debt Analysis as of September 30, 2015
(dollars in thousands)

	Stated Rate	GAAP Effective Rate	Weighted Average Maturity (in Years)	Maximum Availability	Outstanding Balance	Average Stated Interest Rates for Three Months Ended 9/30/15 (1)

Debt Outstanding
Fixed rate
Secured debt	6.07%	6.03%	3.7		$288,217	6.1%	(1)
Senior Unsecured Notes	4.32%	4.47%	7.8		1,188,241	4.3%
Other Unsecured Debt	0.00%	6.50%	10.6		1,533	0.0%
Total fixed rate debt	4.65%	4.78%	7.0		$1,477,991	4.6%	(1)
Variable rate
Secured debt	2.45%	2.45%	0.1		$36,249	2.4%
Unsecured Revolving Credit Facility	1.48%	1.48%	3.6	$800,000	87,000	1.4%
Unsecured Term Loans	1.78%	1.78%	3.6		520,000	1.8%
Total variable rate debt	1.78%	1.78%	3.4		$643,249	2.8%	(2)(3)
Total Consolidated Debt outstanding	3.78%	3.87%	5.9		$2,121,240	4.1%	(2)(3)

Variable Rate Loans Subject to Interest Rate Swaps (2)					$436,249	0.8%

% of Fixed Rate Loans (2)					90.2%
% of Variable Rate Loans (2)					9.8%
					100.0%

Recourse debt					$1,850,532
Nonrecourse debt					270,708
Total Consolidated Debt outstanding					$2,121,240

(1)	The average stated interest rate excludes incremental additional interest associated with default rate on debt that was in default that we extinguished via conveyance of properties during the period.
(2) Includes the effect of interest rate swaps in effect during certain of the periods set forth above that hedge the risk of changes in interest rates on certain of our one-month LIBOR-based variable rate debt.
(3) Includes facility commitment fees incurred for our Unsecured Revolving Credit Facility.

Corporate Office Properties Trust
Debt Analysis  (continued)
(dollars in thousands)

	September 30, 2015
Secured debt	$324,466
Unsecured debt	1,796,774
Numerator for debt to adjusted book ratio	$2,121,240

Unencumbered adjusted book	$4,314,886
Encumbered adjusted book	561,037
Total adjusted book	$4,875,923

# of Operating Office Properties
Unencumbered	165
Encumbered	18
Total	183

Square Feet of Office Properties (in thousands)
Unencumbered	16,243
Encumbered	2,582
Total	18,825

	Three Months Ended 9/30/15
NOI from unencumbered real estate operations	$72,257
NOI from encumbered real estate operations	12,517
NOI from properties conveyed to extinguish debt in default	15
Total NOI from real estate operations	$84,789

Unencumbered adjusted EBITDA	$65,195
Encumbered adjusted EBITDA (1)	12,516
Total adjusted EBITDA (1)	$77,711

Debt ratios (coverage ratios excluding capitalized interest) — All coverage computations include discontinued operations	Three Months Ended 9/30/15
Adjusted EBITDA debt service coverage ratio	3.6x
Adjusted EBITDA fixed charge coverage ratio	2.9x
Adjusted debt to in-place adjusted EBITDA ratio	6.7x

	As of and for Three Months Ended 9/30/15
Unsecured Senior Notes Covenants	Actual	Required
Total Debt / Total Assets	44.8%	Less than 60%
Secured Debt / Total Assets	6.8%	Less than 40%
Debt Service Coverage	3.4x	Greater than 1.5x
Unencumbered Assets / Unsecured Debt	232.2%	Greater than 150%

(1)	Except for Unsecured Senior Notes Covenants, amounts exclude the effect of properties that served as collateral for debt in default that we extinguished via conveyance of such properties.

Corporate Office Properties Trust
Debt Maturity Schedule
(dollars in thousands)

		GAAP
	Stated	Effective
	Rate	Rate	2015	2016	2017	2018	2019	Thereafter	Total
Unsecured Debt
Unsecured Revolving Credit Facility (1)	LIBOR + 1.20%	1.48%	$—	$—	$—	$—	$87,000	$—	$87,000
Senior Unsecured Notes
Due 6/15/21	3.70%	3.85%	—	—	—	—	—	300,000	300,000
Due 5/15/23	3.60%	3.70%	—	—	—	—	—	350,000	350,000
Due 2/15/24	5.25%	5.49%	—	—	—	—	—	250,000	250,000
Due 7/1/25	5.00%	5.15%	—	—	—	—	—	300,000	300,000
Total Senior Unsecured Notes			—	—	—	—	—	1,200,000	1,200,000

Other Unsecured Debt
2016 maturities (2)	LIBOR + 1.50%	1.70%	—	100,000	—	—		—	100,000
2019 maturities	LIBOR + 2.10%	2.30%	—	—	—	—	120,000	—	120,000
2020 maturities	LIBOR + 1.40%	1.60%	—	—	—	—	—	300,000	300,000
2026 maturities	0.00%	0.00%	50	200	200	200	200	1,261	2,111
Total Other Unsecured Debt			50	100,200	200	200	120,200	301,261	522,111

Total Unsecured Debt			$50	$100,200	$200	$200	$207,200	$1,501,261	$1,809,111
Secured Debt
Fixed Rate Secured Debt
2016 maturities	7.22%	7.21%	$1,061	$169,343	$—	$—	$—	$—	$170,404
2017 maturities	5.45%	5.85%	48	200	4,302	—	—	—	4,550
Thereafter	4.36%	4.27%	401	2,186	2,684	2,817	2,917	101,754	112,759
Total Fixed Rate Secured Debt			1,510	171,729	6,986	2,817	2,917	101,754	287,713
Variable Rate Secured Debt (3)	LIBOR + 2.25%	2.45%	36,249	—	—	—	—	—	36,249
Total Secured Debt			$37,759	$171,729	$6,986	$2,817	$2,917	$101,754	$323,962

Total Debt			$37,809	$271,929	$7,186	$3,017	$210,117	$1,603,015	$2,133,073

Fixed Rate Debt	4.65%	4.78%	$1,560	$171,929	$7,186	$3,017	$3,117	$1,303,015	$1,489,824
Variable Rate Debt	1.78%	1.78%	36,249	100,000	—	—	207,000	300,000	643,249
Total Debt			$37,809	$271,929	$7,186	$3,017	$210,117	$1,603,015	$2,133,073

Balloon Payments			$36,175	$266,062	$4,110	$—	$207,000	$1,591,227	$2,104,574
Scheduled Principal Amortization			1,633	5,866	3,077	3,017	3,117	11,789	28,499
Total Debt			$37,808	$271,928	$7,187	$3,017	$210,117	$1,603,016	$2,133,073
						Net discount			(11,833)
						Numerator for debt to adjusted book			$2,121,240

(1)	Matures in May 2019, and may be extended by two six-month periods at our option, subject to certain conditions.

(2)	Matures in March 2016, and may be extended by three six-month periods at our option, subject to certain conditions.

(3)	In October 2015, the maturity of this $36.2 million loan was extended to May 2016. The effect of this extension is not reflected in the above presentation.

Corporate Office Properties Trust
Consolidated Joint Ventures as of 9/30/15
(dollars and square feet in thousands)

Operating Properties	Operational Square Feet	Occupancy %	Leased %	Total Assets (1)	Venture Level Debt	% COPT Owned
Suburban Maryland:
M Square Associates, LLC (2 properties)	242	100.0%	100.0%	$55,343	$36,249	50%
Huntsville, AL:
LW Redstone Company, LLC (5 properties)	495	100.0%	100.0%	86,408	37,023	85%
Total/Average	737	100.0%	100.0%	$141,751	$73,272
NOI of Operating Properties for the Three Months Ended 9/30/15 (2)	$3,470
NOI of Operating Properties for the Nine Months Ended 9/30/15 (2)	$8,766

Non-operational Properties	Estimated Developable Square Feet	Total Assets (1)	Venture Level Debt	% COPT Owned
Suburban Maryland:
M Square Research Park	525	$3,497	$—	50%
Huntsville, Alabama:
Redstone Gateway	4,103	58,498	—	85%
Total	4,628	$61,995	$—

(1)  Total assets includes the total assets recorded on the books of the consolidated joint venture plus any outside investment basis related to the applicable joint venture and related joint ventures (formed and to be formed).

(2)	Represents gross NOI of the joint venture operating properties before allocation to joint venture partners.

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (in thousands)

	Three Months Ended					Nine Months Ended
	9/30/15	6/30/15	3/31/15	12/31/14	9/30/14	9/30/15	9/30/14
Net income	$94,294	$17,232	$14,735	$5,937	$24,548	$126,261	$39,269
Interest expense on continuing and discontinued operations	24,121	21,768	20,838	23,286	24,802	66,727	69,107
Income tax expense	48	50	55	53	101	153	257
Depreciation of furniture, fixtures and equipment	590	527	492	513	543	1,609	1,891
Real estate-related depreciation and amortization	38,403	33,786	31,599	31,358	30,237	103,788	104,728
Impairment losses	2,307	1,239	233	48	42	3,779	1,371
(Gain) loss on early extinguishment of debt on continuing and discont. operations	(85,745)	(315)	3	9,106	176	(86,057)	562
Gain on sales of operating properties	(15)	—	—	2	(5,123)	(15)	(5,119)
Gain on sales of non-operational properties	—	1	(3,986)	(43)	(5,535)	(3,985)	(5,535)
Net loss (gain) on investments in unconsolidated entities included in interest and other income	98	(52)	75	(74)	63	121	365
Operating property acquisition costs	2,695	361	1,046	—	—	4,102	—
EBITDA from properties conveyed to extinguish debt in default	(15)	(843)	90	(828)	(732)	(768)	(1,263)
Demolition costs on redevelopment properties	930	66	175	—	—	1,171	—
Executive transition costs	—	—	—	1,056	—	—	—
Adjusted EBITDA	$77,711	$73,820	$65,355	$70,414	$69,122	$216,886	$205,633
Add back:
General, administrative and leasing expenses on continuing and discontinued operations	7,439	7,534	7,891	8,912	7,211	22,864	22,882
Business development expenses and land carry costs on continuing and discontinued operations, excluding operating property acquisition costs and demolition costs on redevelopment properties	1,948	2,196	1,569	1,466	1,430	5,713	4,107
Depreciation of FF&E	(590)	(527)	(492)	(513)	(543)	(1,609)	(1,891)
Income from construction contracts and other service operations	(926)	(879)	(826)	(1,653)	(1,146)	(2,631)	(5,037)
Interest and other income, excluding net loss/gain on investments in unconsolidated entities	(790)	(1,190)	(1,358)	(1,074)	(1,254)	(3,338)	(4,140)
Equity in (income) loss of unconsolidated entities	(18)	(9)	(25)	(23)	(193)	(52)	(206)
NOI from properties conveyed to extinguish debt in default	15	843	(90)	828	732	768	1,263
Executive transition costs	—	—	—	(1,056)	—	—	—
NOI from real estate operations	$84,789	$81,788	$72,024	$77,301	$75,359	$238,601	$222,611

Adjusted EBITDA	$77,711	$73,820	$65,355	$70,414	$69,122
Proforma NOI adjustment for mid-period property changes	1,309	509	1,573	—	(12)
In-place adjusted EBITDA	$79,020	$74,329	$66,928	$70,414	$69,110

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/15	6/30/15	3/31/15	12/31/14	9/30/14	9/30/15	9/30/14
Discontinued Operations
Revenues from real estate operations	$—	$4	$—	$(2)	$(36)	$4	$(12)
Property operating expenses	—	11	(5)	24	175	6	111
Gain (loss) on early extinguishment of debt	—	380	—	—	—	380	(116)
Impairment (losses) recoveries	—	(1)	(233)	—	24	(234)	(3)
Gain on sales of depreciated real estate properties	—	—	—	—	28	—	24
Discontinued operations	$—	$394	$(238)	$22	$191	$156	$4
GAAP revenues from real estate operations from continuing operations	$133,686	$128,191	$122,710	$120,613	$118,276	$384,587	$359,112
Revenues from discontinued operations	—	4	—	(2)	(36)	4	(12)
Real estate revenues	$133,686	$128,195	$122,710	$120,611	$118,240	$384,591	$359,100
GAAP property operating expenses from continuing operations	$48,897	$46,418	$50,681	$43,334	$43,056	$145,996	$136,600
Property operating expenses from discontinued operations	—	(11)	5	(24)	(175)	(6)	(111)
Real estate property operating expenses	$48,897	$46,407	$50,686	$43,310	$42,881	$145,990	$136,489
Gain on sales of real estate, net, per statements of operations	$15	$(1)	$3,986	$41	$10,630	$4,000	$10,630
Gain on sales of real estate from discontinued operations	—	—	—	—	28	—	24
Gain on sales of real estate from continuing and discont. operations	15	(1)	3,986	41	10,658	4,000	10,654
Gain on sales of non-operating properties	—	1	(3,986)	(43)	(5,535)	(3,985)	(5,535)
Gain on sales of operating properties	$15	$—	$—	$(2)	$5,123	$15	$5,119
Impairment losses, per statements of operations	$2,307	$1,238	$—	$48	$66	$3,545	$1,368
Impairment losses (recoveries) on discontinued operations	—	1	233	—	(24)	234	3
Total impairment losses	$2,307	$1,239	$233	$48	$42	$3,779	$1,371
Impairment (losses) recoveries on previously depreciated operating properties	(2,307)	(1,239)	(233)	(48)	7	(3,779)	(1,322)
Impairment losses on non-operating properties	$—	$—	$—	$—	$49	$—	$49

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/15	6/30/15	3/31/15	12/31/14	9/30/14	9/30/15	9/30/14
Total interest expense	$24,121	$21,768	$20,838	$23,286	$24,802	$66,727	$69,107
Less: Amortization of deferred financing costs	(1,203)	(1,146)	(990)	(1,020)	(1,357)	(3,339)	(3,646)
Less: Amortization of net debt discounts and prem., net of amounts capitalized	(321)	(264)	(264)	(261)	(259)	(849)	(659)
Less: Interest expense on debt in default extinguished via conveyance of properties	(2,781)	(4,261)	(4,182)	(4,320)	(4,231)	(11,224)	(8,364)
Denominator for interest coverage	19,816	16,097	15,402	17,685	18,955	51,315	56,438
Scheduled principal amortization	1,692	1,670	1,649	1,603	1,477	5,011	4,914
Denominator for debt service coverage	21,508	17,767	17,051	19,288	20,432	56,326	61,352
Capitalized interest	1,559	1,950	2,132	1,740	1,314	5,641	4,325
Preferred share dividends - redeemable non-convertible	3,552	3,553	3,552	3,552	3,553	10,657	12,387
Preferred unit distributions	165	165	165	165	165	495	495
Denominator for fixed charge coverage	$26,784	$23,435	$22,900	$24,745	$25,464	$73,119	$78,559
Preferred share dividends	$3,552	$3,553	$3,552	$3,552	$3,553	$10,657	$12,387
Preferred unit distributions	165	165	165	165	165	495	495
Common share dividends	26,000	26,002	25,998	25,638	24,112	78,000	72,306
Common unit distributions	1,011	1,012	1,012	1,055	1,062	3,035	3,215
Total dividends/distributions	$30,728	$30,732	$30,727	$30,410	$28,892	$92,187	$88,403
Common share dividends	$26,000	$26,002	$25,998	$25,638	$24,112	$78,000	$72,306
Common unit distributions	1,011	1,012	1,012	1,055	1,062	3,035	3,215
Dividends and distributions on dilutive preferred securities	537	—	—	—	—	—	—
Dividends and distributions for diluted FFO payout ratio	27,548	27,014	27,010	26,693	25,174	81,035	75,521
Dividends and distributions on antidilutive preferred securities	(537)	—	—	—	—	—	—
Dividends and distributions for other payout ratios	$27,011	$27,014	$27,010	$26,693	$25,174	$81,035	$75,521

Total Assets	$3,918,473	$3,910,921	$3,777,155	$3,670,257	$3,680,188	$3,918,473	$3,680,188
Accumulated depreciation	675,747	723,470	724,539	703,083	679,598	675,747	679,598
Accumulated depreciation included in assets held for sale	65,872	24,930	—	—	—	65,872	—
Accumulated amort. of real estate intangibles and deferred leasing costs	189,571	211,522	219,437	214,611	207,864	189,571	207,864
Accumulated amortization of real estate intangibles and deferred leasing costs included in assets held for sale	26,260	15,271	—	—	—	26,260	—
Less: Adj. book assoc. with properties conveyed to extinguish debt in default	—	(130,471)	(131,623)	(131,118)	(130,346)	—	(130,346)
Adjusted book	$4,875,923	$4,755,643	$4,589,508	$4,456,833	$4,437,304	$4,875,923	$4,437,304
Debt, net	$2,121,240	$2,130,170	$1,999,622	$1,920,057	$2,049,992
Less: Debt in default extinguished via conveyance of properties	—	(150,000)	(150,000)	(150,000)	(150,000)
Numerator for debt to adjusted book ratio	2,121,240	1,980,170	1,849,622	1,770,057	1,899,992
Less: Cash and cash equivalents	(3,840)	(37,074)	(4,429)	(6,077)	(40,018)
Adjusted debt	$2,117,400	$1,943,096	$1,845,193	$1,763,980	$1,859,974

Corporate Office Properties Trust
Definitions

Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures are not necessarily indications of our cash flow available to fund cash needs.  Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted book
Defined as total assets presented on our consolidated balance sheet excluding the effect of accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions and accumulated amortization of deferred leasing costs, and excluding the effect of properties that served as collateral for debt in default that we extinguished via conveyance of such properties.

Adjusted debt
Defined as the carrying value of our debt, as adjusted to subtract cash and cash equivalents as of the end of the period and debt in default that was extinguished via conveyance of properties.

Adjusted debt to in-place adjusted EBITDA ratio
Defined as adjusted debt (as defined above) divided by in-place adjusted EBITDA (defined below) for the three month period that is annualized by multiplying by four.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income (loss) adjusted for the effects of interest expense, depreciation and amortization, impairment losses, gain on sales of properties, gain or loss on early extinguishment of debt, net gain on unconsolidated entities, operating property acquisition costs, loss on interest rate derivatives, income taxes, demolition costs on redevelopment properties and executive transition costs, and excluding the effect of properties that served as collateral for debt in default that we extinguished via conveyance of such properties.  We believe that adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance.  We believe that net income is the most directly comparable GAAP measure to adjusted EBITDA.

Amortization of acquisition intangibles included in NOI
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to restricted shares and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net income is the most directly comparable GAAP measure to Basic FFO.

Corporate Office Properties Trust
Definitions

Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of tenant incentives, and amortization of acquisition intangibles included in FFO and NOI).  Under GAAP, rental revenue is recognized evenly over the term of tenant leases.  Many leases provide for contractual rent increases and the effect of accounting under GAAP for such leases is to accelerate the recognition of lease revenue.  Since some leases provide for periods under the lease in which rental concessions are provided to tenants, the effect of accounting under GAAP is to allocate rental revenue to such periods.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components (including above- and below-market leases and above- or below-market cost arrangements), which are then amortized into FFO and NOI over their estimated lives.  We believe that Cash NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items that are not associated with cash to us.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of geographic segments, same-office property groupings and individual properties.  We believe that net income is the most directly comparable GAAP measure to Cash NOI.

Debt to Adjusted book
Defined as debt, as adjusted to subtract debt in default that was extinguished via conveyance of properties, divided by Adjusted book (defined above).

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” below), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) recurring capital expenditures.  Recurring capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office) or (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there); recurring capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition.  We believe that Diluted AFFO is an important supplemental measure of liquidity for an equity REIT because it provides management and investors with an indication of our ability to incur and service debt and to fund dividends and other cash needs.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to Diluted AFFO.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to Diluted FFO.

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”) and FFO, as adjusted for comparability
Defined as Diluted FFO or FFO adjusted to exclude: operating property acquisition costs: gains on sales of, and impairment losses on, properties other than previously depreciated operating properties, net of associated income tax; gain or loss on early extinguishment of debt; FFO associated with properties that secured non-recourse debt on which we defaulted and, subsequently, extinguished via conveyance of such properties (including property NOI, interest expense and gains on debt extinguishment); loss on interest rate derivatives; demolition costs on redevelopment properties; executive transition costs; and accounting charges for original issuance costs associated with redeemed preferred shares.  We believe that the excluded items are not reflective of normal operations and, as a result, believe that a measure that excludes these items is a

Corporate Office Properties Trust
Definitions

useful supplemental measure in evaluating operating performance.  The adjustment for FFO associated with properties securing non-recourse debt on which we defaulted pertains to the periods subsequent to our default on the loan’s payment terms, which was the result of our decision to not support payments on the loan since the estimated fair value of the properties was less than the loan balance. While we continued as the legal owner of the properties during this period, all cash flows produced by them went directly to the lender and we did not fund any debt service shortfalls, which included incremental additional interest under the default rate. We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net income available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to Diluted FFO per share.

Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  As discussed above, we believe that the excluded items are not indicative of normal operations.  As such, we believe that a measure that excludes these items is a useful supplemental measure in evaluating our operating performance.  We believe that diluted EPS is the most directly comparable GAAP measure.

Dividend coverage-Diluted FFO, Diluted FFO, as adjusted for comparability, and Dividend coverage-Diluted AFFO
These measures divide either Diluted FFO, Diluted FFO, as adjusted for comparability, or Diluted AFFO by the sum of (1) dividends on common shares and (2) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO.

Funds from operations (“FFO” or “FFO per NAREIT”)
Defined as net income computed using GAAP, excluding gains on sales of, and impairment losses on, previously depreciated operating properties and real estate-related depreciation and amortization.  When multiple properties consisting of both operating and non-operating properties exist on a single tax parcel, we classify all of the gains on sales of, and impairment losses on, the tax parcel as all being for previously depreciated operating properties when most of the value of the parcel is associated with operating properties on the parcel. We believe that we use the National Association of Real Estate Investment Trust’s (“NAREIT”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains related to sales of, and impairment losses on, previously depreciated operating properties and excluding real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net income is the most directly comparable GAAP measure to FFO.

In-place adjusted EBITDA
Defined as Adjusted EBITDA, as further adjusted for: (1) the removal of NOI pertaining to properties in the quarterly periods in which such properties were sold; and (2) the addition of pro forma adjustments to NOI for properties acquired or placed into service subsequent to the commencement of a quarter made in order to reflect a full quarter

Corporate Office Properties Trust
Definitions

of ownership/operations. We believe that in-place adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance, as further adjusted for changes in operating properties subsequent to the commencement of a quarter.  We believe that net income is the most directly comparable GAAP measure to in-place adjusted EBITDA.

Net operating income (“NOI”) from real estate operations
NOI is real estate revenues from continuing and discontinued operations reduced by total property expenses associated with real estate operations, including discontinued operations; total property expenses, as used in this definition, do not include depreciation, amortization or interest expense associated with real estate operations.  We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of geographic segments, same-office property groupings and individual properties.  We believe that net income is the most directly comparable GAAP measure to NOI.

NOI debt service coverage ratio and Adjusted EBITDA debt service coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, and interest expense on debt in default to be extinguished via conveyance of properties) and scheduled principal amortization on mortgage loans for continuing and discontinued operations.

NOI fixed charge coverage ratio and Adjusted EBITDA fixed charge coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, and interest expense on debt in default to be extinguished via conveyance of properties), (2) scheduled principal amortization on mortgage loans for continuing and discontinued operations, (3) capitalized interest, (4) dividends on preferred shares and (5) distributions on preferred units in the Operating Partnership not owned by us.

NOI interest coverage ratio and Adjusted EBITDA interest coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, and interest expense on debt in default to be extinguished via conveyance of properties).

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of (a) dividends on common shares and (b) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO divided by (2) the respective non-GAAP measures on which the payout ratios are based.

Real estate revenue operating margin
Defined as NOI from real estate operations divided by real estate revenue, including continuing and discontinued operations.

Recurring capital expenditures
Definition is included above in the definition for Diluted AFFO.

Rental revenue operating margin
Defined as NOI from real estate operations divided by real estate rental revenue, including continuing and discontinued operations.

Corporate Office Properties Trust
Definitions

Same office property NOI
Defined as NOI from real estate operations of Same Office Properties.  We believe that Same Office Property NOI is an important supplemental measure of operating performance of Same Office Properties for the same reasons discussed above for NOI from real estate operations.

Same office property cash NOI
Defined as cash NOI attributable to same office properties with additional adjustments to eliminate the effects of: (1) lease termination fees paid by tenants to terminate their lease obligations prior to the end of the agreed upon lease terms; and (2) rental revenue recognized under GAAP resulting from landlord assets funded by tenants.  Lease termination fees and tenant-funded landlord improvements are often recognized as revenue in large one-time lump sum amounts.  We believe that cash NOI attributable to same office properties with additional adjustments to eliminate the effects of these amounts is a useful supplemental measure of operating performance in evaluating same-office property groupings.  We believe that net income is the most directly comparable GAAP measure to Same office property cash NOI.

Corporate Office Properties Trust
Definitions

Other Definitions

Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Annualized Rental Revenue — The monthly contractual base rent as of the reporting date multiplied by 12, plus the estimated annualized expense reimbursements under existing leases for occupied space.

Construction Properties — Properties under active construction and properties that we were contractually committed to construct.

Core Portfolio — Operating properties held for long-term investment.

Demand Driver Adjacent Properties — Office properties held for long-term investment located near defense installations and other knowledge-based government demand drivers.

First Generation Space — Newly constructed or redeveloped space that has never been occupied.

Greater Washington, DC/Baltimore Region — Includes counties that comprise the Baltimore/Washington Corridor, Northern Virginia, Greater Baltimore, St. Mary’s & King George Counties, and the Washington, DC-Capitol Riverfront.

Operational Space — The portion of a property in operations (excludes portion under construction or redevelopment).

Pre-Construction Properties — Properties on which work associated with one or more of the following tasks is underway on a regular basis: pursuing entitlements, planning, design and engineering, bidding, permitting and premarketing/preleasing. Typically, these projects, as categorized in this Supplemental Information package, are targeted to begin construction in 12 months or less.

Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.

Regional Office — Regional office properties held for long-term investment predominantly in the Greater Washington, DC/Baltimore region, excluding Strategic Tenant Niche Properties.

Same Office Properties — Operating office properties owned and 100% operational since at least January 1, 2014, excluding properties held for future disposition and properties under redevelopment.

Second Generation Space — Space leased that has been previously occupied.

Strategic Tenant Niche Properties — Office properties held for long-term investment located near defense installations and other knowledge-based government demand drivers, or that were otherwise at least 50% leased as of most recent year end by United States Government agencies or defense contractors.

Total Portfolio — Operating properties, excl. the effect of properties serving as collateral for debt which is in default that we expect to extinguish via property conveyance.

Unstabilized Properties — Properties with first generation operational space less than 90% occupied at period end.